Exhibit (c)(3)

HIGHLY CONFIDENTIAL Project E-4 DISCUSSION MATERIALS 31 MARCH 2021 CONFIDENTIAL

HIGHLY CONFIDENTIAL The information herein has been prepared by Lazard based upon information supplied by Peak, or publicly available information, and portions of the information herein may be based upon publicly available statements, estimates and forecasts with respect to the anticipated future performance of Peak and/or certain statements, estimates and forecasts provided by Peak with respect to the anticipated future performance of Peak. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of Peak. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard except to the extent specifically set forth in the engagement letter entered into by Lazard and the Special Committee of the Board of Directors of the general partner of Peak (the “Special Committee”); provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as independent financial advisor to the Special Committee, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice. Lazard is not providing an opinion as to the relative merits of a transaction with Mountain as compared to any other transaction or business strategy in which Peak might engage or the merits of the underlying decision by Peak to engage in a transaction with Mountain. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient’s own judgment. These materials do not constitute tax, accounting, actuarial, legal or other specialist advice, and Lazard shall have no duties or obligations in respect of these materials or other advice provided, except to the extent specifically set forth in the engagement agreement that has been entered into by Lazard and the Special Committee. Since these materials were prepared for use in the context of a presentation to the Special Committee, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by us. The information herein must be considered as a whole. Selecting portions of the analyses or other factors considered, without considering all factors and analyses together, could create an incomplete view of the analysis contained herein. We undertake no obligation to update or otherwise revise these materials and the information contained herein. Disclaimer PROJECT E- 4 CONFIDENTIAL

HIGHLY CONFIDENTIAL Table of Contents PROJECT E- 4 CONFIDENTIAL I EXECUTIVE SUMMARY 1 II PEAK OVERVIEW 4 III COMPARABLE COMPANY OVERVIEW 6 IV MANAGEMENT PROJECTIONS 9 V PEAK FINANCIAL ANALYSIS 13 A Corporate 14 B Core Office 19 C Core Retail 27 VI MOUNTAIN TRADING SUMMARY 34 VII PREFERRED SECURITIES SUMMARY 36 APPENDIX

HIGHLY CONFIDENTIAL CONFIDENTIAL I Executive Summary PROJECT E- 4

HIGHLY CONFIDENTIAL I EXECUTIVE SUMMARY PROJECT E- 4 The Special Committee of the Board of Directors of the general partner of Peak (the “Special Committee”) is evaluating a proposal made by Mountain to acquire all of the outstanding limited partnership units of Peak not currently owned by Mountain (~356.4MM units or ~38.1% of Peak’s outstanding units) • On January 3, 2021 Mountain delivered a non-binding proposal to Peak, which was subsequently publicly announced on January 4, 2021, describing the initial terms of a proposed minority buy-in transaction − Election to receive, per Peak unit, either $16.50 in cash, 0.40 Class A Mountain shares, or 0.66 newly-issued Peak preferred units with liquidation preference of $25 per preferred unit, subject to pro-ration • Peak is Mountain’s primary public vehicle for making investments across all strategies in real estate globally − In addition to owning an ~61.9% economic interest in Peak, Mountain is also the external manager of Peak pursuant to a perpetual Master Services Agreement (i.e., not terminable at will) and a lender to Peak • Peak’s Board of Directors formed the Special Committee, and subsequently the Special Committee retained Canadian, U.S., and Bermuda legal counsel, and engaged Lazard as its financial advisor • Lazard was provided access to Peak’s management teams to conduct due diligence on the company, including evaluating management’s financial projections for Peak’s business and assets • After several rounds of negotiations, Mountain provided a revised final offer of either $18.17 in cash, 0.3979 Class A Mountain shares, or 0.7268 newly-issued Peak preferred units with a liquidation preference of $25 per preferred unit, subject to pro-ration − Pro-ration based on maximum cash consideration of $3.27Bn (50.5% of consideration), maximum of 59.3MM Mountain shares (41.8% of consideration), and maximum of $500MM(a) of Peak preferred units (7.7% of consideration), provided that if elections received in excess of $500MM Peak preferred units, Peak preferred units can increase to maximum of $1.0Bn and are offset by a corresponding decrease in Mountain shares − At $18.17 per partnership unit, the offer price represented a 25.6% premium to Peak’s unaffected closing price of $14.47 on 12/31/20(b) − At $18.17 per partnership unit, the revised final offer price represents a 10.1% increase versus Mountain’s original offer of $16.50 Source: Mountain proposals, FactSet and SNL Financial as of 03/26/21. Note: Unless otherwise indicated through the following materials, i) all cash flows are presented at Peak share, ii) Peak financials, IFRS values, and unit counts are all as of 12/31/20, and iii) all values are presented in USD. (a) Based on liquidation preference of $25 per preferred unit. (b) Unaffected date as of 12/31/2020 represents the last trading date prior to Mountain’s initial offer. Executive Summary – Situation Overview 1

HIGHLY CONFIDENTIAL

PROJECT E-4 | EXECUTIVE SUMMARY

Executive Summary – Transaction Overview

Summary Overview

- **Mountain proposed to acquire 100% of the publicly-traded LP units of Peak that it does not already own (~356.4M units, or 38.1% of Peak) for a price of $18.17 per unit as of 03/26/21**
  - Mountain's offer price implies an equity value of $11.3Bn for its ~61.9% economic interest in Peak, or ~16% of Mountain's current equity market capitalization of ~$69Bn
  - Current economic interest in Peak represents ~49% of Mountain's book value of common equity on an IFRS basis as of 12/31/20
- **$6.5Bn total value of consideration as of offer date, subject to proration and comprised of:**
  - 50.5% Cash
    - Offer value of $18.17 per unit
    - Maximum of $3.27Bn
  - 41.8% Mountain Class A shares
    - 0.3979 exchange ratio; maximum of 59.3MM shares
    - Represents <4% of Mountain's current equity market capitalization
  - 7.7% New-issue preferred units
    - 0.7268 exchange ratio; $25 liquidation preference; Par value security with coupon to be set when Circular is distributed and based on the then trading yield of existing Peak preferred securities
    - Maximum value of $500MM
- **If unitholders collectively elect to receive >$500MM in preferred units, the amount of preferred units can increase to a maximum of $1.0Bn, offset against a decrease in the maximum amount of Mountain shares (the maximum amount of cash consideration would not be affected)**
- **Unitholder vote would require approval of at least 2/3 of voting unitholders and a majority of the minority units that are voted to approve the transaction**
- **Peak dividend distributions will cease between signing and closing**
  - Unit holders as of the 02/25/21 Q1'21 ex-date will still receive Peak's Q1 dividend of $0.3325 on 03/31/21

Implied Peak Offer ($MM)

US$ and units in MM except per unit amounts, presented at share

	Final Offer Headline 03/26/21
Cash Consideration per Unit	$9.17
Mountain Stock Consideration per Unit	7.60
Preferred Unit Consideration per Unit (a)	1.40
Blended Consideration per Unit	**$18.17**
Memo: Implied Mountain Stock Exchange Ratio	*0.3979x*
Fully-Diluted Units (MM) (b)	**1,006.1**
Implied Market Capitalization @ Mountain Offer	**$18,281**
Memo: % Δ in Implied Equity Capitalization vs. Initial Headline Offer	*10.1%*
Net Debt + Preferred @ Share (c)	**$53,167**
NCIs	312
Total Enterprise Value	**$71,760**
Memo: % Δ in Total Enterprise Value vs. Initial Headline Offer	*2.4%*
Memo: % Δ in Total Enterprise Value vs. Unaffected Price	*5.5%*
Implied Value of Operating Real Estate (d)	**$66,118**

Summary Trading Metrics

		Amount	
Implied P / (D) to NASDAQ Unit Price:			
As of Current Date	03/26/21	$18.11	0.3%
As of Unaffected Date	12/31/20	14.47	25.6%
52-Week High (Unaffected)	01/21/20	19.99	(9.1%)
52-Week Low (Unaffected)	03/23/20	7.25	150.6%
Select VWAP Observations:			
10-Day VWAP (Unaffected)		$14.92	21.8%
30-Day VWAP (Unaffected)		15.48	17.4%
NAV Observations:			
Wall Street Consensus NAV (Unaffected)		$19.27	(5.7%)
IFRS NAV (12/31/20)		26.65	(31.8%)
Implied Multiples on Offer Price:		Cons. / Mgmt.	
2021E FFO per Unit (e)		$1.11 / $0.89	16.3x / 20.4x
2021E AFFO per Unit (f)		0.70 / 0.62	25.8x / 29.4x
Implied Cap Rate:		Mgmt.	
2019A Recurring Cash NOI at Share (g)		$3,574	5.4%
2021E Recurring Cash NOI at Share (g)		3,136	4.7%
2022E Recurring Cash NOI at Share (g)		3,456	5.2%

Source: Peak 5-year business plan, Peak public filings, FactSet, Wall Street research and SNL Financial as of 03/26/21.
(a) Preferred units with par value of $25.00.
(b) Management-provided fully-diluted unit count as of 12/31/20 which assumes conversion of QIA mandatorily-convertible preferred shares into 70.1M LP Units.
(c) Capital securities adjusted for $1.7Bn of QIA mandatorily-convertible preferred shares which are included in the fully-diluted unit count on an as-converted basis.
(d) Includes $597M of Core Office condo inventory which is excluded from net other assets in DCF analyses as a result of these condos being sold during the forecast period.
(e) Management FFO and AFFO adjusted for preferred dividends, carrying costs for QIA preferred securities, and non-recurring condo sale proceeds.
(f) Management AFFO is equal to Management FFO less sustaining capital expenditures.
(g) Recurring Cash NOI excludes condo sale proceeds, lease termination income, straight-line / free rent adjustments, and other non-cash adjustments.

LAZARD

2

HIGHLY CONFIDENTIAL 0 10 20 30 40 $5 $10 $15 $20 $25 $30 Nov-17 May-18 Nov-18 May-19 Nov-19 May-20 Nov-20 $18.11 $18.11 0 10 20 30 40 $12 $14 $16 $18 $20 Dec-20 Jan-21 Jan-21 Feb-21 Feb-21 Mar-21 Mar-21 03/27/18: GGP agrees to be acquired after Brookfield raises the headline price of its offer from $23 to $23.50 November 2018: Investor Consortium abandons the potential takeover bid for Intu, reportedly due to Brexit concerns 07/02/20: Peak Announces Substantial Issuer Bid to Acquire Up to 74M Units 08/28/18: Closing of GGP Acquisition 02/27/19: $500 Million Substantial Issuer Bid 09/09/20: Simon Property Group and Mountain agree to purchase JCPenney out of bankruptcy 10/04/18: Peak announced it was in the preliminary stages of considering purchasing Intu with a consortium of other investors February 2020: Beginning of COVID-19 Pandemic 01/04/21: Mountain makes public offer to acquire all units it does not currently own for $16.50 per unit I EXECUTIVE SUMMARY PROJECT E- 4 Peak traded down to a 3-year low on 03/23/20 and has traded up ~25% since the deal's announcement PEAK COMMON UNIT PRICE SINCE GGP ACQUISITION Peak Unit Price Volume (MM) Transactions News Industry News Operations / Capital Allocation G H C D F A B E Peak Recent Unit Price Performance PEAK COMMON UNIT PRICE SINCE DEAL ANNOUNCEMENT Peak Unit Price Volume (MM) Volume Final Offer Price Trading Price – Peak Trading Price - Peak.UT ($USD) I B F G H A E I C D Source: FactSet and SNL Financial as of 03/26/21. I 3

HIGHLY CONFIDENTIAL CONFIDENTIAL II Peak Overview PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 II PEAK OVERVIEW

Company Overview

Peak is a Bermuda-domiciled and TSX/NASDAQ-listed real estate entity, with securities registered with the U.S. Securities Exchange Commission. It is majority owned (~61.9%) by Mountain; other significant holders include RBC Global Asset Management (~1.4%), Manulife Investment Management (1.2%) and RBC Dominion Securities (0.8%)

- **Peak is Mountain's primary public vehicle for making investments across all real estate strategies and specializes in the acquisition, owning and operating of high-quality property assets globally, with a main focus on core office and core retail properties**
- **As of 12/31/2020 Peak had a total IFRS gross asset value of ~$88Bn, with total unitholder book equity of ~$25Bn**
  - Peak generated 2020 full-year cash NOI of $3.1Bn on total property-related revenues of $5.3Bn
  - Q4 2020 quarterly distribution per unit was $0.3325, resulting in full-year distributions of $1.33 per unit representing a payout ratio of ~137%

Peak Portfolio Summary & Investment Strategy

- **Peak's diversified investment strategy focuses on generating stable cash flows from its core office and retail portfolios (~85% of Peak's balance sheet), supplemented by LP investments in opportunistic strategies (~15% of Peak's balance sheet)**

Core Office	135 office properties totaling over 96MM Sq. Ft. in gateway markets globally, as well as ~8MM Sq. Ft. of core office and multifamily development projects currently underway; targets core-plus returns
Core Retail	122 best-in-class retail properties totaling over 120MM Sq. Ft. throughout the United States, including 109 regional malls, 10 urban properties and 3 lifestyle centers; targets core-plus returns
LP Investments	LP investments strategy invests in mispriced portfolios and/or assets with value-add or operational upside across the full spectrum of asset classes; targets opportunistic-level returns

Gross Asset Value Contribution [(a)]


Peak by Business Line
LP Inv. 13%
Core Office 45%
Core Retail 42%
Peak by Geography
Australia 4%
Other 2%
Canada 8%
London 11%
US 75%
Core Office by Market
Other Global 4%
Australia 9%
Other US 12%
Northeast 38%
Canada 15%
London 22%
Core Retail by Mall Grade
Q Co. 6%
Street Retail 7%
B+ to C- 14%
A++ / A+ 33%
A / A- 40%

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street and SNL Financial as of 03/26/21.
(a) Breakout by geography only includes core office and retail portfolios; excludes LP investments.

LAZARD

4

HIGHLY CONFIDENTIAL

PROJECT E-4 II PEAK OVERVIEW

Simplified Corporate Structure Summary

Mountain is a 61.9% economic equity owner and the external manager of Peak and its subsidiaries



Brookfield Asset Management Inc. (Ontario) TSX: BAM.A | NYSE: BAM
Public TSX: BPY.UN
Note: Owns 100% of GP of Peak
Brookfield Property Partners L.P. (Bermuda)
Owns ~34%
Brookfield Property L.P. (Bermuda)
Public NASDAQ: BPY (Exchangeable)
BNYC REIT II LLC (Delaware)
Brookfield BPY Holdings Inc. (Ontario)
Brookfield Property REIT Inc. (Delaware)
NYC Office Properties
LP Investments
Core Retail
Brookfield Property Split Corp. (British Columbia)
Owns ~0.3%
Exchangeable L.P. Units
Brookfield Office Properties Exchange L.P. (Ontario)
Brookfield Office Properties Inc. (Canada)
Remaining Core Office
Entity Key
Public Common Equity
Public Preferred Issuer
Corporate Debt Issuer

LAZARD 5

Source: Peak Management

HIGHLY CONFIDENTIAL CONFIDENTIAL III Comparable Company Overview PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 | III COMPARABLE COMPANY OVERVIEW

Core Office Selected Comparable Company Benchmarking – US

Office Selected Comparable Companies - US Benchmarking

(in US $MM's except Sq. Ft and PSF)
Data as of 12/31/20

	PEAK	Boston Properties	Vornado	Kilroy Realty Corporation	Douglas Emmett	SL Green Realty Corp	Hudson Pacific Properties	Paramount Group, Inc.	JBG Smith
Portfolio Sq. Ft	42.4	51.2	19.0	14.6	18.2	23.4	11.9	9.0	11.1
Occupancy (a)	89.8%	90.1%	93.4%	91.2%	87.4%	93.4%	91.5%	95.0%	87.7%

Top 5 Markets (by % NOI)


Northeast
London
Canada
Other U.S
Australia
Other Global

Portfolio Mix (by % NOI)


Office
Other

	PEAK	Boston Properties	Vornado	Kilroy Realty Corporation	Douglas Emmett	SL Green Realty Corp	Hudson Pacific Properties	Paramount Group, Inc.	JBG Smith
Average Base Rent PSF	$39 (b)	$73	$79	$54	$46	n/a	$51	$81	$45
Q4 NOI Margin, at Share (c)	66%	61%	66%	71%	63%	54%	62%	58%	58%
Development Pipeline	3,729	2,831	2,475	1,735	256	3,856	468	n/a	221
Capex as % of NOI (d)	6.1%	7.2%	9.7%	8.7%	24.9%	9.2%	17.9%	5.4%	n/a
% Sq. Ft. of Leases Expiring within 3 Years (e)	15%	19%	17%	20%	43%	24%	33%	24%	31%
SSNOI Growth 20'-21' (Selected Comps. per GSA)	5.0%	3.0%	0.2%	2.9%	3.8%	(0.9%)	5.5%	(0.5%)	1.9%

Source: *Peak 5-year business plan, Peak filings, Selected comparable company filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21.*
Note: *Unless otherwise mentioned figures represent only Office portfolio holdings.*
(a) SLG's Office occupancy represents only Same-Store Office Properties
(b) Peak figures represent net rent, not base rent.
(c) VNO's operating margin represents the NOI margin of the entire company.
(d) DEI and HPP capex include TI's and non-capitalized leasing expenses. VNO's expiring leases represent its entire portfolio.

LAZARD 6

HIGHLY CONFIDENTIAL (in US $MM's except Sq. Ft and PSF) Data as of 12/31/20 Portfolio Sq. Ft 42.4 15.4 5.6 6.7 5.5 17.2 14.0 2.6 Occupancy (a) 89.8% 92.4% 98.7% 94.8% 88.0% 96.0% 92.1% 98.0% Primary Markets (by % NRI) Portfolio Mix (by % NRI) (b) NRI Margin 66% 72% 73% 79% 54% 76% 56% 79% Development Pipeline 3,729 n/a 454 109 47 127 708 1,066 Core Office Selected Comparable Company Benchmarking – Non-US III COMPARABLE COMPANY OVERVIEW PROJECT E- 4 OFFICE SELECTED COMPARABLE COMPANIES – NON-US BENCHMARKING PEAK Source: Peak 5-year business plan, Peak filings, Selected comparable company filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21. Note: DLN, CLS, Dexus and GPOR report on a semi-annual schedule. Peak, AOX, D.UT and AP.UT report quarterly. Select data may be presented on a different basis due to availability of reported information. (a) GPOR, AOX, CLS Occupancy represents 1- Vacancy rate. Vacancy Rate = Estimated Rental Value of unoccupied space / Estimated rental value of the entire portfolio. (b) Peak figures represent percentage by NOI, not NRI. GPOR figures represent contribution by real estate valuation. Office Other Northeast London Canada Other U.S Australia Other Global 7

HIGHLY CONFIDENTIAL (in US $MM's except Sq. Ft and PSF) Data as of 12/31/20220 Portfolio Sq. Ft 120 142 50 Occupancy 89.8% 91.3% 89.7% Primary Markets (by % NOI) Top 5 Tenants (by % Rev) 1. L Brands, 4.3% 2. Footlocker, 3.1% 3. LVMH, 2.9% 4. The Gap, 2.3% 5. American Eagle, 1.9% 1. L Brands, 2.9% 2. H&M, 2.3% 3. Foot Locker, 2.2% 4. The Gap, 2.2% 5. Dick's Sporting Good, 1.6% 1. The Gap, 3.3% 2. L Brands, 2.3% 3. PVH, 1.8% 4. Tapestry, 1.7% 5. Signet Jewelers, 1.5% Average Base Rent PSF $56 $56 $62 % Leases Expiring within 3 Years 39% 31% n/a SSNOI Growth 20'-21' (a) (4.0%) 4.5% 2.2% SSNOI Growth 21'-22' (a) 7.4% (a) 6.6% 6.1% Core Retail Selected Comparable Company Benchmarking III COMPARABLE COMPANY OVERVIEW PROJECT E- 4 RETAIL SELECTED COMPARABLE COMPANIES BENCHMARKING FL 16% CA 15% TX 11% NY 7% NV 6% Other 55% TX 13% HI 7% CA 6% NY 6% NV 5% FL 4% GA 5% Other 55% CA 28% NY 23% AZ 18% VA 5% PA 4% Other 22% PEAK Source: Peak 5-year business plan, Peak filings, Selected comparable company filings, and Green Street as of 03/26/21. (a) Peak figures represent management projections, Simon and Macerich based on Green Street projections. 8

HIGHLY CONFIDENTIAL CONFIDENTIAL IV Management Projections PROJECT E- 4

HIGHLY CONFIDENTIAL Summary of Selected Potential Risks & Opportunities to Status Quo Business Plan IV MANAGEMENT PROJECTIONS PROJECT E- 4 RISKS General / Macroeconomic • Timing of U.S. and Global economic recovery, including due to potentially longer vaccine rollout outside of U.S. and Europe • Uncertain impact of and continued government policy responses to the COVID-19 pandemic • Rising interest rates and resulting impact on cash flows, real asset values and capitalization rates Company Specific • Operating cash flows are insufficient to cover dividend and high leverage levels effectively limit the pursuit of a leveraged recapitalization • Outsized SSNOI growth projections relative to comparable companies / market expectations may be challenging to achieve • Continued deterioration in retail sector could drive additional tenant bankruptcies across portfolio • Declines in the demand for office space, particularly in CBD locations due in part to increases in remote working • Potential for increased capital costs and concessions to both renew and attract new tenants • Substantial volume of property dispositions to be achieved over next five years likely dependent on the private capital markets improving • High leverage at both property and corporate levels may restrict access to capital and create distress at selected properties • Lack of full control over assets given partial ownership interests, LP interests in funds and external advisory contract OPPORTUNITIES General / Macroeconomic • Monetary policy may remain accommodative, even in an inflationary environment • Additional stimulus spending may allow select tenants to continue to pay rent through remaining months of pandemic − Potential upside in 2021B from cash collections on deferred rent and unresolved tenant negotiations Company Specific • Despite reductions in overall demand, a flight to quality may result in relative outperformance of higher quality assets • New developments may lease more quickly than anticipated and command premium rents, contributing meaningful NOI in medium- term • Substantial dry powder targeting high-quality property acquisition opportunities • Should retail environment materially improve, Core Retail SSNOI growth could be more robust in the medium-term and produce better than expected results 9

HIGHLY CONFIDENTIAL

PROJECT E-4

IV MANAGEMENT PROJECTIONS

Summary of Management Projections by Segment

Management-projected 2021B NOI is split 43% Core Retail, 40% Core Office and 17% LP Investments; over the 5-year plan period, the NOI contribution from those segments declines slightly as the Core Reinvestment segment grows

Summary of NOI & FFO by Business Segment

Accrual NOI	2020A	2021B	2022B	2023B	2024B	2025B
Core Office	$1,283	$1,340	$1,341	$1,380	$1,424	$1,416
Core Retail	1,524	1,417	1,413	1,356	1,366	1,422
LP Investments	431	579	624	418	319	179
Core Reinvestment	-	-	126	343	517	744
Total NOI	**$3,238**	**$3,337**	**$3,504**	**$3,496**	**$3,627**	**$3,761**

FFO & Corporate Items	2020A	2021B	2022B	2023B	2024B	2025B
Core Office FFO	$495	$671	$619	$636	$609	$748
Core Retail FFO	521	484	560	584	610	685
LP Investment FFO	64	223	369	285	281	242
Core Reinvestment FFO	-	-	74	204	309	447
Corporate G&A (a)	(118)	(193)	(249)	(280)	(296)	(304)
Corporate Interest Expense	(255)	(276)	(265)	(259)	(253)	(248)
Total FFO	**$707**	**$910**	**$1,107**	**$1,170**	**$1,261**	**$1,570**

Key Corporate Assumptions

Debt

- Assumed $865MM pay down of a corporate credit facility outstanding in 2021B
- Overall leverage levels assumed to be reduced from ~65% LTV to ~55% LTV

G&A

- Management fees payable to Mountain pursuant to Peak's Master Services Agreement grow from ~$189MM in 2021B to ~$267MM in 2025B
- The Master Services Agreement is perpetual and not terminable at will

Summary of Projected NOI by Business Segment


YoY % Change
5.0%
(0.2%)
3.7%
3.7%
$3,337
$3,504
$3,496
$3,627
$3,761
579
1,417
1,340
126
624
1,413
1,341
343
418
1,356
1,380
517
319
1,366
1,424
744
179
1,422
1,416
2021B
2022B
2023B
2024B
2025B
Core Office
Core Retail
LP Investments
Core Reinvest

Summary of Projected IFRS Net Equity Book Value by Segment


YoY % Change
3.3%
5.3%
5.7%
3.2%
4.5%
$28,788
5,410
12,976
16,559
(6,157)
$29,736
5,210
13,569
16,433
(5,475)
$31,307
2,455
4,011
13,690
16,646
(5,495)
$33,106
4,237
3,505
13,836
17,048
(5,520)
$34,166
6,036
2,087
14,007
17,579
(5,544)
$35,719
8,812
1,144
14,254
17,064
(5,556)
2020A
2021B
2022B
2023B
2024B
2025B
Core Office
Core Retail
LP Investments
Core Reinvest
Corporate

LAZARD

Source: Peak 5-year business plan and Peak filings as of 03/26/21.
Note: Net book equity value includes pref and NCI (*i.e.*, is not book value of common equity).
(a) 2020A Corporate G&A shown net of $12M of Corporate "Investment and Other Income" and ($1)M of Corporate NCIs.

10

HIGHLY CONFIDENTIAL

PROJECT E-4 IV MANAGEMENT PROJECTIONS

Summary of Management Projections – Core Office

Management-Provided Projections Summary – Core Office

($ in MMs at Peak Share)	2021B	2022B	2023B	2024B	2025B	CAGR '21B-'25B
	Peak Management Projections					
Office NOI	**$1,340**	**$1,341**	**$1,380**	**$1,424**	**$1,416**	*1.4%*
NOI Growth	*4.4%*	*0.1%*	*2.9%*	*3.2%*	*(0.6%)*	
Office FFO	**$671**	**$619**	**$636**	**$609**	**$748**	*2.8%*
FFO Growth		*(7.8%)*	*2.8%*	*(4.2%)*	*22.8%*	
Office Net Income	**$1,557**	**$1,628**	**$1,539**	**$1,466**	**$1,591**	*0.5%*

Major Capital Spend Activity	2021B	2022B	2023B	2024B	2025B	Total
Property Acquisitions	($404)	-	($502)	-	-	($906)
Property Dispositions	4,833	2,755	1,544	1,212	3,126	13,470
Development Costs	(1,029)	(600)	(206)	(52)	(36)	(1,923)

Key Management Assumptions

NOI Growth

- NOI grows at a 2.3% CAGR from 2020A-2025B and a 1.4% CAGR from 2021B-2025B

Leasing

- Increases in NOI and occupancy in 2021-2022B driven by vacancy lease-up and mark-to-market of renewal rents
  - 10.4MM Sq. Ft. expiring through 2025B
  - 12.6% same property NOI growth rate from 2020-2021B in Northeast segment, primarily driven by rent commencing on already-signed leases
  - 3.4% and 1.3% same property CAGRs from 2020-2025B in London and Canada, respectively
- TIs planned to be ~20-40% higher, along with ~10% increases in free rent over next ~12-18 months

Capital Activity

- $13Bn of property dispositions assumed over plan, with $4.8Bn of sales in 2021B
- Much of the disposition activity represents higher-quality assets in the portfolio
- $1Bn of development costs assumed in 2021, and limited timing delays due to the COVID pandemic

LAZARD 11

Source: *Peak 5-year business plan and Peak filings as of 03/26/21.*

HIGHLY CONFIDENTIAL

PROJECT E-4 IV MANAGEMENT PROJECTIONS

Summary of Management Projections – Core Retail

Management-Provided Projections Summary – Core Retail

($ in MMs at Peak Share)	2021B	2022B	2023B	2024B	2025B	CAGR '21B-'25B
	Peak Management Projections					
Retail NOI	$1,417	$1,413	$1,356	$1,366	$1,422	0.1%
NOI Growth	(7.0%)	(0.3%)	(4.0%)	0.8%	4.1%	
Retail FFO	$484	$560	$584	$610	$685	9.1%
Total FFO Growth		15.6%	4.3%	4.5%	12.2%	
Retail Net Income	$470	$556	$580	$607	$681	9.7%

Major Capital Spend Activity	2021B	2022B	2023B	2024B	2025B	Total
Property Acquisitions	-	-	-	-	-	-
Property Dispositions	2,149	2,373	592	474	36	5,624
Development Costs	-	-	-	-	-	-

Key Management Assumptions

NOI Growth

- 2 years of asset-specific growth assumptions, followed by portfolio-wide same property cash NOI growth rates of 2.0%, 2.2% and 3.7% in years 2023B, 2024B and 2025B, respectively
- 2021-2025B full portfolio NOI CAGR of 0.1%

Leasing

- Assumed 350bps occupancy increase from 91.8% at the end of 2020A to 95.3% at the end of 2022B
- 7MM Sq. Ft. of space expiring in 2021B, although ~70% releasing completed upon entering the year
  - Rent per Sq. Ft. expected to be slightly lower in 2021B vs. 2020A
- Potential upside in 2021B from cash collections on deferred rent and unresolved tenant negotiations

Capital Activity

- $5.6Bn of property dispositions assumed over plan, with $4.5Bn assumed in 2021-2022B (including $1.6Bn assumed foreclosures at the value of the debt)
  - Assumed $2.4Bn of sales in 2022B at blended 4.8% cap rate
- Growth capex assumed to produce 5-10% yield on cost

Source: Peak 5-year business plan and Peak filings as of 03/26/21.

LAZARD 12

HIGHLY CONFIDENTIAL CONFIDENTIAL V Peak Financial Analysis PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 V PEAK FINANCIAL ANALYSIS

Peak Value Range

Peak Value Range

	Methodology	Implied $ Price Per Unit Range (Low)	Implied $ Price Per Unit Range (High)	Comments & Assumptions	Ref. Pages
Sum-of-the-Parts	Discounted Cash Flow	$12.91	$19.64	• DCF analysis on core office and core retail segments • Discount rate: 5.0-6.0% (office), 6.25-7.25% (retail); Exit cap rate: 5.25-6.25% (office), 6.0-6.5% (retail) • LP investments assumed at Company-marked values; Land at book value as of 12/31/20	14, 19-22, 24-25, 27-29, 31-32
Sum-of-the-Parts	Trading Comps: Current NTM FFO (x)	$12.99	$16.26	• 14.0-17.0x (office) and 8.5-12.0x (retail) ranges applied to Peak segment NTM (2021B) recurring run-rate FFO of: $508MM (office), $505MM (retail) • LP investments assumed at Company-marked values; Land at book value as of 12/31/20	19, 23, 27, 30, 41, 42
Sum-of-the-Parts	Trading Comps: 3-Year NTM FFO (x)	$13.75	$16.52	• 15.0-18.0x (office) and 9.0-11.5x (retail) ranges applied to Peak segment NTM (2021B) recurring run-rate FFO of: $508MM (office), $505MM (retail) • LP investments assumed at Company-marked values; Land at book value as of 12/31/20	19, 23, 27, 30, 41, 42
Additional Analysis (For Reference Purposes Only)	Average IFRS NAV Discount	$12.71	$18.73 ◇ $26.65	• Solid box reflects Q4 IFRS NAV multiplied by Peak's average trading discount range of 29.7% (all time unaffected) to 52.3% (1-year average unaffected) • Hollow diamond reflects IFRS NAV at 12/31/20	15
Additional Analysis (For Reference Purposes Only)	52-Week High/Low	$7.25	$19.99	• 52-week high and 52-week low price (unaffected)	3
Additional Analysis (For Reference Purposes Only)	Analyst Price Target Estimates	$12.00	$17.00 / $18.00	• Solid box reflects range across five analyst estimates, prior to the offer announcement date • Dashed box reflects range across five analyst estimates, including estimates made / revised since the announcement date	16
Additional Analysis (For Reference Purposes Only)	Comparable Company Trading Premium / (Disc.) to Cons. NAV	$10.80	$19.24	• Reflects applied range of 43.9% to 0.2% discount to FactSet consensus NAV estimate of $19.27 as of the unaffected date • High / low driven by observed trading of select comparable companies as of 03/26/21	17
Additional Analysis (For Reference Purposes Only)	Premiums Paid Analysis	$16.58	$18.77	• Reflects 14.6 to 29.7% premium range implied by the 25th and 75th percentiles from 35 change of control transactions >$1Bn in the last 10 years involving a North American target where cash comprised ≥ 50% of aggregate consideration	18

Chart axis: - | $10.00 | $20.00 | $30.00

Value Range for Peak Units $14.00 – $18.50

$18.17 *Mountain Cash Offer Value*

LAZARD 13

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21.
Note: NTM (2021B) office segment run-rate recurring FFO used in NTM FFO (x) trading comps ranges adjusts 2021B management segment FFO by excluding condo sales (for office segment only), adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions (including Q Co. for retail segment), and allocating corporate-level G&A to office and retail segments based on gross asset value by segment.

HIGHLY CONFIDENTIAL CONFIDENTIAL A Corporate PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 A CORPORATE

Sum-of-the-Parts Analysis

Sum-of-the-Parts Build

Core Office	
2021B-2024B Discounted Cash Flows	$9,732
NPV of Terminal Value	20,891
Core Office Gross Value	**$30,623**
Core Retail	
2021B-2024B Discounted Cash Flows	$8,182
NPV of Terminal Value	17,354
Core Retail Gross Value	**$25,536**
LP Investments	
Book Value of Commercial Property, Dev't & PP&E	$12,465
Net Other Assets	
Net Other Assets / (Liabilities)	(343)
Land Value	
Value of Land Undeveloped Through 2024B (a)	1,354
Implied Enterprise Value	**$69,635**
Asset-Level Debt at Share	(47,309)
Corporate Debt at Share	(4,047)
Capital Securities, Adjusted (b)	(205)
Preferred Equity	(3,339)
Q1 Dividend Payable	(335)
Cash & Equivalents	1,733
Implied Equity Value	**$16,133**
Implied Equity Value / Unit	**$16.04**
Memo: Peak Total Units Outstanding (MMs)	*1,006.1*

Sum-of-the-Parts Sensitivity

High	Mid	Low
$19.64	$16.04	$12.91

Office – Key Assumptions & Terminal Value

Discount Rate (WACC)	5.5%
2025B Total Cash NOI	1,488
Exit Cap Rate	5.75%
Implied Total Terminal Value	**$25,884**
Implied EBITDA Exit Multiple	*19.0x*
Implied Perpetuity Growth Rate	*2.3%*

Office – Gross Value Sensitivity

		Discount Rate		
		6.0%	5.5%	5.0%
Exit Cap Rate	6.25%	28,517	28,951	29,396
	5.75%	30,157	30,623	31,099
	5.25%	32,109	32,612	33,127

Retail – Key Assumptions & Terminal Value

Discount Rate (WACC)	6.75%
2025B Total Cash NOI	1,409
Exit Cap Rate	6.25%
Implied Total Terminal Value	**$22,540**
Implied EBITDA Exit Multiple	*18.9x*
Implied Perpetuity Growth Rate	*3.0%*

Retail – Gross Value Sensitivity

		Discount Rate		
		7.25%	6.75%	6.25%
Exit Cap Rate	6.50%	24,501	24,869	25,245
	6.25%	25,156	25,536	25,925
	6.00%	25,866	26,259	26,662

Illustrative Sensitivity of LP Investments Value

(All as of 12/31/2020)

LP Investments Marked Value	$10,805
LP Inv. Net Other Assets / (Liabilities)	1,660
Gross LP Investments Marked Value	**$12,465**
LP Inv. Net Debt, Pref, Capital Securities	(7,186)
Net LP Investments Marked Value	**$5,279**
Assumed % Discount to Marked Value	-
Assumed Net LP Inv. Marked Value	**$5,279**

	% Discount to Marks		
	(10%)	(5%)	-
Equity $	($528)	($264)	-
Equity $ / Unit	($0.52)	($0.26)	-

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, and SNL Financial as of 03/26/21.*
Note: 2025B Total Cash NOI numbers used in calculating terminal value are adjusted to be on a run-rate basis, i.e., excludes the effect of any projected 2025B acquisitions, includes full-year NOI for any interim 2025B projected dispositions, and is adjusted to be on a stabilized basis for development assets that are projected to come online in the course of 2025B.
(a) Current value of remaining land not developed at the end of the projection period.
(b) Capital securities balance adjusted for mandatorily convertible preferred securities included within fully-diluted units outstanding.

LAZARD

14

HIGHLY CONFIDENTIAL (46%) (80%) (60%) (40%) (20%) - 03/22/13 03/02/15 02/09/17 01/20/19 12/30/20 A CORPORATE PROJECT E- 4 PEAK HISTORICAL PRICE VS. IFRS NAV AND WALL STREET CONSENSUS NAV ESTIMATES PER UNIT Peak has historically traded at a consistent and significant discount to both its Consensus and IFRS NAVs Peak Trading Price Performance Since Inception PEAK HISTORICAL P / (D) TO IFRS NAV Peak Price IFRS NAV (a) Consensus NAV (c) P / (D) to IFRS NAV Selected Discount Range Source: FactSet, Wall Street research and SNL Financial as of 03/26/21. (a) For periods after the most recent quarterly filings, the most recently reported IFRS NAV was used. For the period between 03/25/13-03/31/13 the 12/31/14 IFRS NAV was the most recently disclosed IFRS NAV. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20, which represents the last trading date prior to Mountain’s initial offer. (c) Consensus NAV represents 2 broker ratings until 04/24/15 and then 3 brokers until 08/05/16. Consistent coverage by 4+ brokers starts in August 2016. $19.27 $26.65 $14.47 $5 $10 $15 $20 $25 $30 $35 03/22/13 03/02/15 02/09/17 01/20/19 12/30/20 Peak P/(D) to Peak P/(D) to IFRS NAV (a) Consensus NAV Unaffected (b) (45.7%) (24.9%) 1-Year Avg. (52.3%) (41.3%) 3-Year Avg. (40.1%) (34.4%) 5-Year Avg. (34.3%) (29.5%) All Time Unaffected (29.7%) (26.7%) 12/31/20 12/31/20 15

HIGHLY CONFIDENTIAL

PROJECT E-4 A CORPORATE

Peak Analyst Estimates & Guidance

PEAK SUMMARY BROKER ESTIMATES

Closing Peak Unit Price on 03/26/21: $18.11

			Price Target		Implied	NAV Estimate		FFO/Unit		FFO Multiple (a)		AFFO/Unit		AFFO Multiple (a)	
Broker	Date	Rating	Current	Unaff.	Return (a)	Current	Unaff.	2021E	2022E	2021E	2022E	2021E	2022E	2021E	2022E
Evercore ISI	03/26/21	Buy	$18.00	$18.00	(1%)	$18.70	$18.70	$1.06	$1.28	17.1x	14.1x	$0.70	$0.96	25.9x	18.9x
Scotiabank GBM	03/25/21	Hold	17.50	17.50	(3%)	19.50	19.50	1.12	1.26	16.2x	14.4x	0.73	1.02	24.9x	17.7x
CIBC Capital Markets	03/23/21	Hold	17.50	17.00	(3%)	25.00	n/a	1.16	1.32	15.6x	13.7x	0.80	0.93	22.6x	19.5x
Canaccord Genuity	03/25/21	Hold	17.00	12.00	(6%)	11.63	11.89	1.16	1.36	15.6x	13.3x	0.84	1.04	21.6x	17.4x
RBC Capital Markets	01/04/21	Hold	17.00	17.00	(6%)	27.00	27.00	1.07	1.24	16.9x	14.6x	0.45	0.61	40.2x	29.7x
Min			**$17.00**	**$12.00**	**(6%)**	**$11.63**	**$11.89**	**$1.06**	**$1.24**	**15.6x**	**13.3x**	**$0.45**	**$0.61**	**21.6x**	**17.4x**
Mean			**17.40**	**16.30**	**(4%)**	**20.37**	**19.27**	**1.11**	**1.29**	**16.3x**	**14.0x**	**0.70**	**0.91**	**27.0x**	**20.6x**
Median			**17.50**	**17.00**	**(3%)**	**19.50**	**19.10**	**1.12**	**1.28**	**16.2x**	**14.1x**	**0.73**	**0.96**	**24.9x**	**18.9x**
FactSet Consensus Mean (b)			**17.40**	**15.75**	**(4%)**	**20.37**	**19.27**	**1.11**	**1.29**	**16.3x**	**14.0x**	**0.70**	**0.91**	**25.7x**	**19.8x**
Max			**18.00**	**18.00**	**(1%)**	**27.00**	**27.00**	**1.16**	**1.36**	**17.1x**	**14.6x**	**0.84**	**1.04**	**40.2x**	**29.7x**

SELECT ANALYST COMMENTARY

- General recognition that units have traded at significant discount since Peak's 2013 IPO and to Peak's reported IFRS NAV
- Analyst expectation of transaction approval at a price modestly higher than the initial offer of $16.50
- Analysts see a potential opportunity for Peak investors to receive a premium to the unaffected unit price and the chance to participate in any potential Mountain upside given the transaction structure
- Future industry headwinds and leverage seen as a key risk to Peak's performance

LAZARD

Source: *FactSet, Wall Street research and SNL Financial as of 03/26/21.*

(a) Implied Return, FFO and AFFO multiples, as well as Premium / (Discount) to NAV calculated with reference to Peak's current unit price. FactSet Consensus Implied Return, FFO and AFFO multiples as well as Premium / (Discount) to NAV calculated with reference to Peak's current unit price.

(b) FactSet Consensus Mean includes anonymous estimates.

16

HIGHLY CONFIDENTIAL Consensus Spot Net Debt + Pref P / (D) to Company NAV / Share Price / TEV % Cons. NAV Boston Properties $125.41 $107.07 38.9% (14.6%) Vornado 58.02 47.30 49.4% (18.5%) Kilroy 85.31 68.00 28.7% (20.3%) Douglas Emmett 37.03 32.98 31.5% (10.9%) SL Green 99.65 72.31 66.2% (27.4%) Hudson Pacific 41.66 27.99 37.9% (32.8%) Paramount 18.18 10.19 55.7% (43.9%) JBG Smith n/a 32.19 31.0% n/a alstria 21.93 16.50 32.1% (24.8%) Derwent London 50.75 44.79 21.0% (11.7%) CLS Holdings 4.67 3.18 43.9% (31.9%) dream Office REIT n/a 16.82 59.6% n/a Dexus 7.61 7.25 30.3% (4.8%) Allied n/a 33.10 34.9% n/a Great Portland Estates 10.55 9.42 21.6% (10.7%) Simon Property Group 114.85 114.67 43.1% (0.2%) Macerich 17.92 12.18 91.2% (32.0%) Min 21.0% (43.9%) Mean 42.2% (20.3%) Median 37.9% (19.4%) Max 91.2% (0.2%) Peak Consensus NAV at Unaffected Date $19.27 Low Spot Premium / (Discount) to NAV (43.9%) High Spot Premium / (Discount) to NAV (0.2%) Low Range $10.80 High Range $19.24 Selected Comparable Company Consensus NAV Trading Premiums / (Discounts) A CORPORATE PROJECT E- 4 CURRENT P / (D) TO CONSENSUS NAV Source: FactSet and SNL Financial as of 03/26/21. 17

HIGHLY CONFIDENTIAL

PROJECT E-4 A CORPORATE

Premiums Paid Analysis

Includes closed change of control transactions for North American real estate targets over the past 10 years, with total transaction value greater than $1Bn and cash consideration greater than 50%

Date Ann.	Target	Sector	Geography	Consid.	% Cash	Acquiror	Txn Value ($Bn)	Transaction Premium to: Unaffected	30-Day VWAP	60-Day VWAP
10/19/20	Front Yard Residential Corporation	SFR	USA	Cash	100%	Ares Management Corp, Pretium Partners	$2.5	63%	73%	73%
2/20/20	Northview Apartment REIT	Residential	Canada	Cash	100%	Investor group	3.6	12%	16%	18%
11/15/20	Taubman Centers, Inc. (a)	Retail	USA	Cash	100%	Simon Property Group, Inc.	9.1	63%	41%	38%
9/15/19	Dream Global REIT	Office, Industrial	Canada, Europe	Cash	100%	Blackstone Group Inc.	4.7	18%	17%	18%
7/18/19	Pure Multi-Family REIT LP	Residential	USA	Cash	100%	Cortland Partners, LLC	1.2	15%	14%	43%
6/24/19	Caesars Entertainment Corporation	Gaming	USA, Global	Cash & Stock	65%	Eldorado Resorts, Inc.	17.3	42%	42%	44%
7/31/18	Forest City Realty Trust, Inc.	Diversified	USA	Cash	100%	Brookfield Asset Management Inc.	11.4	27%	27%	26%
6/25/18	Education Realty Trust, Inc.	Student Housing	USA	Cash	100%	Greystar Real Estate Partners, LLC	4.6	9%	20%	22%
5/7/18	Gramercy Property Trust	Industrial	USA	Cash	100%	Blackstone Group L.P.	7.6	15%	23%	23%
4/26/18	Quality Care Properties, Inc.	Healthcare	USA	Cash	100%	Welltower Inc.	3.4	65%	60%	54%
3/26/18	GGP Inc.	Retail	USA	Cash & Stock	61%	Brookfield Asset Management Inc.	27.9	15%	6%	5%
1/9/18	Pure Industrial Real Estate Trust	Industrial	Canada	Cash	100%	Blackstone Group L.P.	3.1	21%	25%	24%
12/18/17	Pinnacle Entertainment, Inc.	Gaming	USA	Cash & Stock	62%	Penn National Gaming, Inc.	5.8	36%	63%	64%
7/4/17	Monogram Residential Trust, Inc.	Residential	USA	Cash	100%	GIC, Greystar, APG, Ivanhoe Cambridge	3.0	22%	22%	21%
6/30/17	Parkway, Inc.	Office	USA	Cash	100%	Canada Pension Plan Investment Board	1.2	13%	15%	15%
6/28/17	First Potomac Realty Trust	Office	USA	Cash	100%	Government Properties Income Trust	1.4	11%	11%	8%
2/27/17	Silver Bay Realty Trust Corp.	SFR	USA	Cash	100%	Tricon Capital Group Inc.	1.4	19%	24%	24%
1/19/17	Milestone Apartments REIT	Residential	Canada, USA	Cash	100%	Starwood Capital Group Management, L.L	3.0	8%	16%	18%
9/19/16	Isle of Capri Casinos, Inc.	Gaming	USA	Cash & Stock	58%	Eldorado Resorts, Inc.	1.7	36%	31%	28%
5/10/16	InnVest REIT	Hotels	Canada	Cash	100%	Bluesky Hotels and Resorts Inc.	1.6	33%	36%	40%
2/25/16	Rouse Properties, Inc.	Retail	USA	Cash	100%	Brookfield Asset Management Inc.	2.8	35%	26%	18%
12/14/15	Inland Real Estate Corporation	Retail	USA	Cash	100%	DRA Advisors LLC	2.3	7%	11%	16%
10/16/15	Campus Crest Communities, Inc.	Student Housing	USA	Cash	100%	Harrison Street Real Estate Capital, LLC	1.9	24%	36%	33%
10/8/15	BioMed Realty Trust, Inc.	Life Science	USA	Cash	100%	Blackstone Group L.P.	8.0	24%	23%	20%
9/8/15	Strategic Hotels & Resorts, Inc.	Hotels	USA	Cash	100%	Blackstone Group L.P.	6.0	13%	13%	15%
6/22/15	Home Properties, Inc.	Residential	USA	Cash	100%	Lone Star Investment Advisors, LLC	7.6	9%	9%	10%
4/22/15	Associated Estates Realty Corporation	Residential	USA	Cash	100%	Brookfield Asset Management Inc.	2.5	19%	17%	18%
4/10/15	Excel Trust, Inc.	Retail	USA	Cash	100%	Blackstone Group L.P.	2.0	15%	14%	14%
9/16/14	Glimcher Realty Trust	Retail	USA	Cash & Stock	73%	Washington Prime Group Inc.	4.3	34%	29%	30%
5/28/13	CapLease, Inc.	Diversified	USA	Cash	100%	American Realty Capital Properties, Inc.	2.2	20%	21%	29%
4/25/13	MPG Office Trust	Office	USA	Cash	100%	Brookfield Office Properties Inc.	2.1	21%	17%	16%
12/21/12	Ameristar Casinos Inc.	Gaming	USA	Cash	100%	Pinnacle Entertainment Inc.	2.8	20%	35%	38%
4/26/12	TransGlobe Apartment REIT	Residential	Canada	Cash	100%	Starlight Apartments, PD Kanco	1.9	15%	20%	19%
1/17/12	Whiterock REIT	Office	Canada	Cash & Stock	60%	Dundee REIT	1.1	15%	23%	24%
11/28/11	CANMARC REIT	Diversified	Canada	Cash	100%	Cominar REIT	1.4	24%	28%	34%
						Min	**$1.1**	**6.6%**	**6.1%**	**4.7%**
						25th Percentile	*$1.9*	*14.6%*	*16.2%*	*17.6%*
						Mean	**$4.6**	**26.1%**	**28.0%**	**28.8%**
						Median	**$2.8**	**19.9%**	**22.8%**	**23.3%**
						75th Percentile	*$5.2*	*29.7%*	*30.2%*	*33.4%*
						Max	**$27.9**	**64.7%**	**73.2%**	**72.8%**
Reference: Mountain offer at $18.17 per Unit							**$71.8**	**25.6%**	**17.4%**	**23.5%**

North American Precedent Real Estate Target Transactions with Cash Consideration Greater Than 50%

(35 Transactions)

LAZARD

Source: *FactSet, SNL Financial and company filings as of 03/26/21.*
Note: Gold dotted line represents transactions before or after COVID.
(a) Negotiated revised purchase price for the acquisition originally announced 02/10/20 and committed to pre-COVID (at $9.9Bn value).

18

HIGHLY CONFIDENTIAL CONFIDENTIAL B Core Office PROJECT E- 4

HIGHLY CONFIDENTIAL B CORE OFFICE PROJECT E- 4 METHODOLOGY IMPLIED GROSS VALUE ($MMS) COMMENTS & ASSUMPTIONS REF. PAGES Discounted Cash Flow • DCF analysis on core office segment • Discount rate range of 5.0-6.0%; Exit cap rate range of 5.25-6.25% 20-22, 24-25 Trading Comps: NTM FFO (x) Current NTM FFO (x) • 14.0-17.0x range applied to core office segment NTM (2021B) recurring FFO of $508MM 23, 41, 42 3-Year NTM FFO (x) • 15.0-18.0x range applied to core office segment NTM (2021B) recurring FFO of $508MM 23, 41, 42 Precedent Transactions • 15.0-20.0x range applied to core office segment NTM (2021B) recurring FFO of $508MM 26 Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21. Note: NTM (2021B) office segment recurring FFO used in NTM FFO (x) trading comps and precedent transactions ranges adjusts 2021B management segment FFO by excluding condo sales, adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions, and allocating corporate-level G&A to office segment based on gross asset value by segment. Core Office Segment Implied Value Range CORE OFFICE IMPLIED VALUE RANGE $28,517 $27,178 $27,686 $27,686 $33,127 $28,702 $29,210 $30,226 $25,000 $27,500 $30,000 $32,500 $35,000 19

HIGHLY CONFIDENTIAL

PROJECT E-4 B CORE OFFICE

Discounted Cash Flow Analysis – Core Office

Summary Projected Cash Flows

($ in MMs at Peak Share)	Peak Management Projections					CAGR
	2021B	2022B	2023B	2024B	2025B	'21B-'25B
Core Office Cash NOI	**$1,237**	**$1,301**	**$1,330**	**$1,425**	**$1,488**	*4.7%*
Cash NOI Growth	*2.3%*	*5.2%*	*2.2%*	*7.1%*	*4.5%*	
Lease Termination Income	4	0	0	0	-	*n/a*
Other Income & Fee Revenue	363	237	230	164	306	*(4.2%)*
G&A Expense (a)	(370)	(381)	(385)	(398)	(404)	*2.3%*
Property Acquisitions	(404)	-	(502)	-	-	
Property Disposals	4,833	2,755	1,544	1,212	3,126	
Property Plant and Equipment	-	1	-	-	105	
Development Costs	(1,029)	(600)	(206)	(52)	(36)	
Maintenance and Growth Capex, TIs, LCs	(496)	(359)	(297)	(218)	(200)	
Change in Working Capital	(20)	(75)	255	(51)	(59)	
Cash Taxes	(166)	(104)	(95)	(54)	(156)	
Unlevered Cash Flow	**$3,952**	**$2,776**	**$1,874**	**$2,027**	**$4,169**	
Terminal Value	-	-	-	25,884		
Unlevered Cash Flow & Terminal Value	**$3,952**	**$2,776**	**$1,874**	**$27,911**		

Key Assumptions & Terminal Value

Date	12/31/20
Discount Rate (WACC)	5.5%
2025B Total Cash NOI	1,488
Exit Cap Rate	5.75%
Implied Total Terminal Value	**$25,884**
Implied EBITDA Exit Multiple	*19.0x*
Implied Perpetuity Growth Rate	*2.3%*

Implied Gross Value

2021B to 2024B Discounted Cash Flows	$9,732
NPV of Terminal Value	20,891
Implied Core Office Gross Value	**$30,623**

Implied Gross Value Sensitivity

		Discount Rate			*Perp.*
		6.0%	5.5%	5.0%	*Growth*
Exit Cap Rate	6.25%	28,517	28,951	29,396	2.0%
	5.75%	30,157	30,623	31,099	2.3%
	5.25%	32,109	32,612	33,127	2.6%

Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21.

Note: 2025B Total Cash NOI numbers used in calculating terminal value are adjusted to be on a run-rate basis, i.e., excludes the effect of any projected 2025B acquisitions, includes full-year NOI for any interim 2025B projected dispositions, and is adjusted to be on a stabilized basis for development assets that are projected to come online in the course of 2025B. Implied perpetuity growth rate formula excludes from 2025B unlevered cash flow any major capital activity (acquisitions, dispositions, development costs) and a promote fee earned from the sale of Potsdamer Platz in 2025B. Corporate G&A allocated based on gross asset value by segment.

(a) G&A expense includes allocated corporate G&A.

LAZARD 20

HIGHLY CONFIDENTIAL

PROJECT E-4

B CORE OFFICE

WACC Analysis – Core Office

Selected Comparable Companies Unlevered Beta Analysis

Region	($ in MMs) Select Comparable Companies	Equity Mrkt. Cap	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting: Equity	Total Capital Weighting: Net Debt +Pref	ND + Pref / Equity	Global 3-Yr Avg. Barra Beta	Unlevered Beta
US	Boston Properties, Inc.	$18,537	200	$11,873	$30,609	60.6%	39.4%	65.1%	1.11	0.67
US	Vornado Realty Trust	9,639	2,107	8,299	20,045	48.1%	51.9%	108.0%	1.17	0.56
US	Douglas Emmett, Inc.	6,789	-	3,822	10,611	64.0%	36.0%	56.3%	0.94	0.60
US	Kilroy Realty Corporation	7,969	-	3,293	11,261	70.8%	29.2%	41.3%	0.98	0.70
US	SL Green Realty Corp.	5,383	432	10,177	15,993	33.7%	66.3%	197.1%	1.28	0.43
US	JBG SMITH Properties	4,686	-	2,140	6,826	68.7%	31.3%	45.7%	0.86	0.59
US	Hudson Pacific Properties, Inc.	4,275	10	2,913	7,198	59.4%	40.6%	68.4%	1.12	0.67
US	Paramount Group, Inc.	2,441	-	3,183	5,624	43.4%	56.6%	130.4%	1.12	0.49
Canada	Allied Properties REIT	4,214	-	2,258	6,472	65.1%	34.9%	53.6%	0.57	0.37
Canada	Dream Office REIT	921	-	946	1,868	49.3%	50.7%	102.7%	0.61	0.30
Great Britain	Derwent London Plc	5,015	-	1,355	6,370	78.7%	21.3%	27.0%	0.59	0.46
Great Britain	Great Portland Estates Plc	2,392	-	659	3,051	78.4%	21.6%	27.5%	0.69	0.54
Great Britain	CLS Holdings plc	1,295	-	1,014	2,309	56.1%	43.9%	78.3%	0.58	0.33
Australia and Germany	DEXUS	7,869	-	3,426	11,295	69.7%	30.3%	43.5%	0.35	0.24
Australia and Germany	alstria office REIT-AG	2,934	-	1,425	4,360	67.3%	32.7%	48.6%	0.71	0.47
	Selected Comparable Companies Min	**$921**	**-**	**$659**	**$1,868**	**33.7%**	**21.3%**	**27.0%**	**0.35**	**0.24**
	Selected Comparable Companies Mean	**5,624**	**183**	**3,785**	**9,593**	**60.9%**	**39.1%**	**72.9%**	**0.85**	**0.50**
	Selected Comparable Companies Median	**4,686**	**-**	**2,913**	**6,826**	**64.0%**	**36.0%**	**56.3%**	**0.86**	**0.49**
	Selected Comparable Companies Max	**18,537**	**2,107**	**11,873**	**30,609**	**78.7%**	**66.3%**	**197.1%**	**1.28**	**0.70**
	Brookfield Property Partners L.P.	**10,556**	**2,233**	**17,834**	**30,623**	**34.5%**	**65.5%**	**190.1%**	**1.18**	**0.42**

LAZARD

Source: *Peak 5-year business plan, Peak filings, Selected comparable company filings, FactSet, and SNL Financial as of 03/26/21.*

Note: Peak Equity Market Cap implied by using Core Office DCF Gross Value and subtracting debt capital securities and preferred equity. Peak reported a 5% effective tax rate in its 2019 Annual Report.. Total Capital is the approximate midpoint of our segment value range.

(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.

21

HIGHLY CONFIDENTIAL

PROJECT E-4 B CORE OFFICE

WACC Analysis – Core Office (cont.)

SELECTED COMPARABLE COMPANIES UNLEVERED BETA ANALYSIS

($ in MMs) Select Comparable Companies	Equity Mrkt. Cap	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting: Equity	Total Capital Weighting: Net Debt +Pref	ND + Pref / Equity	Global 3-Yr Avg. Barra Beta	Unlevered Beta
Selected Comparable Companies Min	$921	-	$659	$1,868	33.7%	21.3%	27.0%	0.35	0.24
Selected Comparable Companies Mean	5,624	183	3,785	9,593	60.9%	39.1%	72.9%	0.85	0.50
Selected Comparable Companies Median	4,686	-	2,913	6,826	64.0%	36.0%	56.3%	0.86	0.49
Selected Comparable Companies Max	18,537	2,107	11,873	30,609	78.7%	66.3%	197.1%	1.28	0.70

PEAK SELECTED COMPARABLE COMPANIES-DERIVED WACC

	Mid-Point Drivers	Assumptions Range Low	Assumptions Range High		Levered Beta Low	Levered Beta High	Implied Cost of Equity Low	Implied Cost of Equity High	Implied WACC Low	Implied WACC High
Unlevered Beta	0.49	0.39	0.59		1.08	1.65	9.4%	13.4%	5.1%	6.5%
Net Debt + Pref / Total Capital (b)	65.5%	55.5%	75.5%		1.06	1.91	9.3%	15.3%	5.7%	5.9%
Implied Levered Beta	1.36									
Risk-Free Rate of Return (c)	1.7%									
US Market Equity Risk Premium (c)	7.15%									
Cost of Equity	11.4%									
Pre-Tax Cost of Debt (b)	2.96%									
Tax Rate	5.00%			Min/Max	1.06	1.91	9.3%	15.3%	5.1%	6.5%
Illustrative WACC	5.8%			Selected Range					5.0%	6.0%

Source: *Peak 5-year business plan, Peak filings, FactSet, MSCI Barra Beta Global Equity Model, Duff & Phelps, and SNL Financial as of 03/26/21.*

Note: Barra predicted Global Beta data as of 02/28/21. Mid-point drivers held constant under each range of input assumptions for respective sensitivities. Peak Equity Market Cap implied by using Core Office DCF Gross Value and subtracting debt capital securities and preferred equity. Peak reported a 5% effective tax rate in its 2019 Annual Report.

(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.

(b) Calculated based on Peak 4Q 2020 Supplemental.

(c) Risk free rate represents yield on U.S 10-Year Treasury. Equity Risk Premium of 7.15% is the long-term "historical" (i.e., realized) ERP as of 2019 as published by Duff & Phelps and consistent with previously published "back page" of the Ibbotson Associates/Morningstar SBBI® Valuation Yearbook (discontinued).

LAZARD 22

HIGHLY CONFIDENTIAL 15.7x 15.9x 15.0x 15.7x - 5.0x 10.0x 15.0x 20.0x 25.0x 03/28/16 06/27/17 09/26/18 12/26/19 03/26/21 Peak Selected Comparable Companies US (c) Selected Comparable Companies Non-US (d) All Selected Comparable Companies PROJECT E- 4 HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS Historical NTM FFO Multiples Analysis – Core Office Implied 16.3x Analyst 2021E FFO @ $18.17 Proposal(a) Implied 20.4x Mgmt 2021B FFO @ $18.17 Proposal(a) B CORE OFFICE Source: FactSet and SNL Financial as of 03/26/21. (a) Analyst consensus 2021E FFO per unit of $1.11 per FactSet. Management 2021B FFO per unit of $0.89 per Management projections. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20, which represents the last trading date prior to Mountain’s initial offer. (c) Selected Comparable Companies – US are BXP, DEI, HPP, KRC, SLG, PGRE, JBGS, VNO. (d) Selected Comparable Companies – Non-US are AP.UT, DXS, D.UT. Comprehensive trading data was not available for the other members of the selected comparable company set. Selected Selected All NTM FFO Mult. NTM FFO Mult. Comparable Comparable Selected Spread to US Selected Spread to Non - US Selected Peak Companies - US Companies - Non-US Comparable Companies Comparable Companies Comparable Companies Current 15.7x 15.9x 15.0x 15.7x (0.3x) 0.6x Unnaffected(b) 11.9x 13.8x 14.3x 14.0x (2.0x) (2.4x) 1-Year Avg. 10.7x 13.0x 14.3x 13.3x (2.2x) (3.6x) 3-Year Avg. 11.7x 16.3x 16.5x 16.3x (4.6x) (4.8x) 5-Year Avg. 13.3x 17.1x 15.4x 16.6x (3.8x) (2.1x) 23

HIGHLY CONFIDENTIAL 5.9% 2.0% 4.0% 6.0% 8.0% 10.0% 03/28/16 06/27/17 09/26/18 12/26/19 03/26/21 Selected Comparable Companies - US (a) PROJECT E- 4 HISTORICAL AVERAGE IMPLIED CAP RATES FOR SELECTED COMPARABLE COMPANIES - US OVER LAST FIVE YEARS SPOT CAP RATES FOR SELECTED COMPARABLE COMPANIES Historical Implied Cap Rate Analysis – Core Office B CORE OFFICE Selected Comparable Companies - US Current 5.9% Unaffected (b) 6.3% 1-Year Avg. 6.5% 3-Year Avg. 5.8% 5-Year Avg. 5.5% Source: Selected comparable company filings, FactSet, Green Street and Wall Street research as of 03/26/21. Note: Spot Cap rates for Non-US Selected Comparable Companies were calculated based on public disclosure and trading data. (a) Selected Comparable Companies – US are BXP, VNO, KRC, DEI, SLG, HPP, PGRE and JBGS. For the Implied Cap rate data, BXP, VNO, KRC, DEI, SLG, and PGRE represent the period before 07/07/17. JBGS data is available beginning 07/07/17. HPP is available beginning 07/09/19. The period from 07/09/19 - present represents consistent coverage for all Selected Comparable Companies. Green Street does not have 06/01/16 data for VNO and KRC. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20, which represents the last trading date prior to Mountain’s initial offer. (c) CLS, Derwent, and Great Portland NTM NOI Growth Rate sourced from Green Street European Office forecasts. Allied, Alstria, Dexus, and Dream NTM Growth Rates sourced from Scotia Bank, Morgan Stanley, Credit Suisse, J.P. Morgan and BMO Capital Markets Equity Research Estimates for FY21E NOI / NRI growth rates. BXP VNO KRC DEI SLG HPP PGRE JBGS AP.UT-CA DXS-AU GPOR-GB CLI-GB DLN-GB D.UT-CA AOX-DE Current (c) 5.4% 6.0% 6.3% 5.0% 6.2% 6.4% 6.5% 5.5% 4.8% 4.8% 5.1% 6.8% 4.7% 5.2% 4.6% 24

HIGHLY CONFIDENTIAL

PROJECT E-4 B CORE OFFICE

Selected Asset-Level Transactions – Office

SELECTED OFFICE ASSET-LEVEL TRANSACTIONS (GREATER THAN $250MM IN SELECTED US GATEWAY CITIES; LAST 3 YEARS)

Closing Date	Property Name	Location	SF (000s)	Occ.	Price $MMs	Price $ PSF	Cap Rate	Buyer / Seller
10/29/20	McDonald's Global HQ	CHI	575	97%	$413	$717	4.5%	Normandy Properties LLC / Sterling Bay Cos, JP Morgan
10/01/20	221 Main Street	SF	388	100%	400	1,031	5.4%	Allianz RE of America / Columbia Property Trust
07/22/20	333 South Wabash	CHI	1,207	91%	376	311	5.8%	Deutsche Finance America, SHVO / John Buck, Morgan Stanley
07/10/20	1375 Broadway	NYC	513	-	435	848	4.8%	Savanna, Declaration Capital / Westbrook Partners
02/28/20	330 Madison Avenue	NYC	849	95%	900	1,060	4.8%	Munich Re, Meag Munich Ergo / ADIA
01/29/20	525 Market Street	SF	1,034	95%	1,235	1,194	4.8%	DWS Group Americas / JP Morgan Asset Management, NYSTRS
12/03/19	Market Center	SF	770	94%	722	938	4.5%	Paramount Group (REIT) / Equity Office (Blackstone)
11/01/19	195 Broadway (Leasehold)	NYC	973	98%	475	488	5.0%	Korea Inv. Securities, Samsung SRA / JP Morgan
10/28/19	500 West Monroe Street	CHI	973	100%	412	423	6.8%	Spear Street Capital / Piedmont REIT
09/26/19	Coca-Cola Building	NYC	354	-	948	2,677	5.1%	BVK, SHVO, Bilgili, Deutsche Finance / Nightingale, Wafra
08/13/19	600 California	SF	363	100%	332	914	4.2%	The We Company / MEPT, BentallGreenOak
07/10/19	Park Tower at Transbay	SF	765	99%	1,089	1,424	4.6%	HKMA, Hines / John Buck, MetLife RE Investors, Golub & Co
07/01/19	Levis Plaza	SF	931	100%	826	887	3.6%	Jamestown / Northpoint, Interland Corp, Gerson Bakar & Assocs
06/30/19	Zynga HQ	SF	672	100%	698	1,039	4.4%	Beacon Capital Partners / Zynga Inc
06/27/19	540 Madison	NYC	282	89%	310	1,099	5.0%	DivcoWest / Goldman, QIA, Meraas, Boston Prop., Kuwait IA
06/01/19	30 Hudson Yards	NYC	1,463	100%	2,155	1,473	5.5%	ASRS, Related, Allianz RE / WarnerMedia
12/13/18	119 West 40th Street	NYC	343	91%	283	824	4.5%	Oregon PERS, Clarion Partners / Equity Office (Blackstone)
11/19/18	The Investment Building	DC	401	92%	385	960	4.6%	Pontegadea / JBG Smith, JP Morgan
11/12/18	3 Columbus Circle	NYC	754	97%	456	605	5.6%	Moinian Group / SL Green
11/08/18	Presidential Building	DC	331	100%	338	1,020	5.0%	PRP LLC, GMF Capital / Invesco Real Estate
10/30/18	425 Lexington Ave	NYC	750	100%	703	937	4.5%	Vanbarton Group / JP Morgan
10/24/18	Terminal Stores Building	NYC	1,055	-	900	853	1.9%	JPM, L&L, CalSTRS, Allianz RE, Normandy / GreenOak, Waterfront
10/09/18	Ferry Building (Leasehold)	SF	240	98%	292	1,215	3.8%	Hudson Pacific, Allianz RE of America / Blackstone, Equity Office
08/30/18	301 Howard	SF	307	99%	293	953	5.0%	DivcoWest, CalSTRS / Vanbarton Group
07/31/18	Chelsea540	NYC	165	96%	257	1,558	5.0%	Ramrock Real Estate / Savanna, Silvermintz Family
07/01/18	Washington Harbour	DC	558	98%	415	744	5.8%	Global Holdings / Principal RE Investors (S. Korea Consortium)
05/29/18	123 Mission Street	SF	346	-	290	839	4.8%	Northwood Investors / HNA Group
05/29/18	NYU Langone Medical Center	NYC	387	100%	333	860	4.0%	hausInvest / Columbia Property Trust
05/23/18	5 Bryant Park	NYC	665	97%	640	962	5.2%	Savanna / Swig Company, Equity Office (Blackstone)
04/01/18	Two Prudential Plaza	CHI	994	-	308	310	6.0%	Sterling Bay, Wanxiang / 601W, NorthStar, Berkley, BentleyForbes
04/01/18	Prudential Plaza	CHI	1,203	-	372	310	6.0%	Wanxiang, Sterling Bay / 601W, NorthStar, Berkley, BentleyForbes
03/26/18	Wrigley Building	CHI	472	95%	255	540	3.9%	Mansueto Properties / Koman Group, Brad Keywell, Zeller, BDT
02/21/18	600 West Chicago Avenue	CHI	1,571	99%	510	325	6.3%	Sterling Bay Cos, JP Morgan / Equity Commonwealth
02/15/18	1180 6th Avenue	NYC	384	-	305	794	4.8%	Northwood Investors / HNA Property, MHP RE Services
02/08/18	1745 Broadway	NYC	685	100%	633	925	5.3%	Invesco, Qsuper / Ivanhoe Cambridge, SL Green
02/08/18	330 Hudson	NYC	466	100%	385	826	4.5%	AEW / Callahan Capital Partners, Ivanhoe Cambridge
01/24/18	Washington Building	DC	214	100%	255	1,190	4.5%	Eastbanc, Meag / Clarion Partners
01/16/18	One South Dearborn	CHI	829	88%	360	435	4.7%	Starwood Capital / Olen Properties
01/09/18	Manhattan Tower	NYC	304	99%	305	1,005	4.5%	W.R. Berkley / SL Green
Min					**$255**		**1.9%**	
Mean					**538**		**4.8%**	
Median					**400**		**4.8%**	
Max					**2,155**		**6.8%**	

LAZARD

25

Source: RCA (Real Capital Analytics) as of 03/26/21.

Note: Cap rates are reported by brokers or other sources on single asset and portfolio sales and likely include an allocated management fee. Gold dotted line represents transactions before or after COVID.

HIGHLY CONFIDENTIAL B CORE OFFICE PROJECT E- 4 Precedent Transactions Analysis – Core Office SELECT PRECEDENT TRANSACTIONS – CORE OFFICE Date Txn Value Consideration NTM Announced Target Acquiror ($Bn) (% Cash / Stock) FFOx 02/13/20 Godewind Immobilien AG Covivio $1.2 100% / - n/a 03/25/19 TIER REIT, Inc. Cousins Properties Incorporated 2.4 - / 100% 20.0x 09/04/18 Investa Office Fund OMERS Administration Corporation 2.7 100% / - 18.8x 07/31/18 Forest City Realty Trust, Inc. Brookfield Asset Management Inc. 11.4 100% / - 16.6x 06/30/17 Parkway, Inc. Canada Pension Plan Investment Board 1.2 100% / - 15.9x 06/28/17 First Potomac Realty Trust Government Properties Income Trust 1.4 100% / - 13.9x 04/29/16 Parkway Properties, Inc. Cousins Properties Incorporated 3.6 - / 100% 13.5x 06/16/15 DO Deutsche Office AG alstria office REIT-AG 1.9 - / 100% n/a 11/07/14 Songbird Estates plc. BPY, QIA 9.6 100% / - n/a 09/05/13 Thomas Properties Group, Inc. Parkway Properties, Inc. 1.2 - / 100% 37.8x 01/17/12 Whiterock REIT Dundee REIT 1.1 60% / 40% 12.5x 08/28/11 Charter Hall Office Trust GIC, Macquarie, Public Sector Pension IB 1.6 100% / - 26.5x Min $1.1 12.5x Mean 3.3 19.5x Median 1.8 16.6x Max 11.4 37.8x Source: FactSet, SNL Financial and company filings as of 03/26/21. 26

HIGHLY CONFIDENTIAL CONFIDENTIAL C Core Retail PROJECT E- 4

HIGHLY CONFIDENTIAL $24,501 $25,323 $25,575 $27,846 $26,662 $27,089 $26,837 $28,350 $22,000 $24,000 $26,000 $28,000 $30,000 C CORE RETAIL PROJECT E- 4 Core Retail Segment Implied Value Range CORE RETAIL IMPLIED VALUE RANGE METHODOLOGY IMPLIED GROSS VALUE ($MMS) COMMENTS & ASSUMPTIONS REF. PAGES Discounted Cash Flow • DCF analysis on core retail segment • Discount rate range of 6.25-7.25%; Exit cap rate range of 6.0-6.5% 28-29, 31-32 Trading Comps: NTM FFO (x) Current NTM FFO (x) • 8.5-12.0x range applied to core retail segment NTM (2021B) FFO of $505MM 30, 41, 42 3-Year NTM FFO (x) • 9.0-11.5x range applied to core retail segment NTM (2021B) FFO of $505MM 30, 41, 42 Precedent Transactions • 13.5-14.5x range applied to core retail segment NTM (2021B) FFO of $505MM 33 Source: Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21. Note: NTM (2021B) retail segment recurring FFO used in NTM FFO (x) trading comps and precedent transactions ranges adjusts 2021B management segment FFO by adding in incremental same property NOI and incremental same property interest expense for 2021B interim-year dispositions (including Q Co.), and allocating corporate-level G&A to retail segment based on gross asset value by segment. 27

HIGHLY CONFIDENTIAL

PROJECT E-4 C CORE RETAIL

Discounted Cash Flow Analysis – Core Retail

Summary Projected Cash Flows

($ in MMs at Peak Share)	Peak Management Projections					CAGR
	2021B	2022B	2023B	2024B	2025B	'21B-'25B
Core Retail Cash NOI	**$1,419**	**$1,436**	**$1,373**	**$1,377**	**$1,409**	*(0.2%)*
Cash NOI Growth	*(1.0%)*	*1.2%*	*(4.4%)*	*0.3%*	*2.3%*	
Lease Termination Income	9	-	-	-	-	*n/a*
Other Income & Fee Revenue	150	150	152	153	158	*1.3%*
G&A Expense (a)	(311)	(341)	(363)	(376)	(386)	*5.5%*
Property Acquisitions	-	-	-	-	-	
Property Disposals	2,149	2,373	592	474	36	
Property Plant and Equipment	-	-	-	-	-	
Development Costs	-	-	-	-	-	
Maintenance and Growth Capex, TIs, LCs	(431)	(417)	(351)	(343)	(342)	
Change in Working Capital	66	118	27	3	2	
Cash Taxes	(14)	(3)	(3)	(3)	(3)	
Unlevered Cash Flow	**$3,038**	**$3,315**	**$1,427**	**$1,285**	**$874**	
Terminal Value	-	-	-	22,540		
Unlevered Cash Flow & Terminal Value	**$3,038**	**$3,315**	**$1,427**	**$23,825**		

Key Assumptions & Terminal Value

Date	12/31/20
Discount Rate (WACC)	6.75%
2025B Total Cash NOI	1,409
Exit Cap Rate	6.25%
Implied Total Terminal Value	**$22,540**
Implied EBITDA Exit Multiple	*18.9x*
Implied Perpetuity Growth Rate	*3.0%*

Implied Gross Value

2021B to 2024B Discounted Cash Flows	$8,182
NPV of Terminal Value	17,354
Implied Core Retail Gross Value	**$25,536**

Implied Gross Value Sensitivity

	Discount Rate			*Perp. Growth*
Exit Cap Rate	7.25%	6.75%	6.25%	
6.50%	24,501	24,869	25,245	2.9%
6.25%	25,156	25,536	25,925	3.0%
6.00%	25,866	26,259	26,662	3.2%

LAZARD

Source: *Peak 5-year business plan, Peak filings, FactSet, Green Street, Wall Street research and SNL Financial as of 03/26/21.*
Note: Corporate G&A allocated based on gross asset value by segment.
(a) G&A expense includes allocated corporate G&A.

28

HIGHLY CONFIDENTIAL

PROJECT E-4 C CORE RETAIL

WACC Analysis – Core Retail

Selected Comparable Companies Unlevered Beta Analysis

($ in MMs) Select Comparable Companies	Equity Mrkt. Cap (a)	Pref. Equity @ Liq. Pref.	Net Debt (a)	Total Capital	Total Capital Weighting: Equity	Total Capital Weighting: ND + Pref	ND + Pref / Equity	Local 3-yr Avg. Barra Beta	Unlevered Beta
Simon Property Group, Inc.	$43,096	$40	$32,870	$76,006	56.7%	43.3%	76.4%	1.09	0.62
Macerich Company	1,958	103	8,295	10,356	18.9%	81.1%	428.9%	1.28	0.24
Selected Comparable Companies Min	**$1,958**	**$40**	**$8,295**	**$10,356**	**18.9%**	**43.3%**	**76.4%**	**1.09**	**0.24**
Selected Comparable Companies Mean	**22,527**	**72**	**20,583**	**43,181**	**37.8%**	**62.2%**	**252.6%**	**1.19**	**0.43**
Selected Comparable Companies Max	**43,096**	**103**	**32,870**	**76,006**	**56.7%**	**81.1%**	**428.9%**	**1.28**	**0.62**
Brookfield Property Partners L.P	**$4,503**	**$312**	**$20,721**	**$25,536**	***17.6%***	***82.4%***	***467.1%***	**1.10**	**0.20**

Peak Selected Comparable Companies-Derived WACC

	Mid-Point Drivers	Assumptions Range Low	Assumptions Range High		Levered Beta Low	Levered Beta High	Implied Cost of Equity Low	Implied Cost of Equity High	Implied WACC Low	Implied WACC High
Unlevered Beta	0.43	0.33	0.53		2.12	3.41	16.8%	26.0%	5.9%	7.3%
Net Debt + Pref / Total Capital (b)	84.6%	79.6%	89.6%		2.09	4.09	16.6%	30.9%	6.5%	6.7%
Implied Levered Beta	2.76									
Risk-Free Rate of Return (c)	1.7%									
US Market Equity Risk Premium (c)	7.15%									
Cost of Equity	21.4%									
Pre-Tax Cost of Debt (b)	3.91%									
Tax Rate	0.94%			**Min/Max**	**2.09**	**4.09**	**16.6%**	**30.9%**	**5.9%**	**7.3%**
Illustrative WACC	**6.6%**			**Selected Range**					**6.25%**	**7.25%**

Source: *Peak filings, Selected comparable company filings, FactSet, MSCI Barra Beta Global Equity Model, Duff & Phelps, and SNL Financial as of 03/26/21.*

Note: Barra predicted Local Beta data as of 02/28/21. Mid-point drivers held constant under each range of input assumptions for respective sensitivities. Peak Equity Market Cap implied by using Core Retail DCF Gross Value and subtracting debt capital securities and preferred equity. Tax rate based on average 2021B-2025B Core Retail weighted average cash tax rate. Net Debt / Total Capital is the approximate midpoint of our segment value range.

(a) Total net debt includes pro rata portion of debt and leases in unconsolidated joint ventures wherever disclosed.
(b) Calculated based on Peak 4Q 2020 10-Q.
(c) Risk free rate represents yield on U.S 10-Year Treasury. Equity Risk Premium of 7.15% is the long-term "historical" (i.e., realized) ERP as of 2019 as published by Duff & Phelps and consistent with previously published "back page" of the Ibbotson Associates/Morningstar SBBI® Valuation Yearbook (discontinued).

LAZARD 29

HIGHLY CONFIDENTIAL 15.7x 11.7x 5.8x 8.8x - 5.0x 10.0x 15.0x 20.0x 25.0x 03/28/16 06/27/17 09/26/18 12/26/19 03/26/21 Peak SPG MAC Selected Comparable Companies (c) PROJECT E- 4 Source: Peak 5-year business plan, FactSet as of 03/26/21. (a) Analyst consensus 2021B FFO per unit of $1.11 per FactSet. Management 2021B FFO per unit of $0.89 per Management projections. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20, which represents the last trading date prior to Mountain’s initial offer. (c) Selected Comparable Companies are SPG and MAC. HISTORICAL NTM FFO MULTIPLES OVER LAST FIVE YEARS Historical NTM FFO Multiples Analysis – Core Retail C CORE RETAIL Selected NTM FFO Comparable Mult. Spread to Selected Peak SPG MAC Companies Comparable Companies Current 15.7x 11.7x 5.8x 8.8x 6.9x Unnaffected(b) 11.9x 8.9x 4.6x 6.8x 5.1x 1-Year Avg. 10.7x 7.5x 3.8x 5.7x 5.1x 3-Year Avg. 11.7x 11.2x 8.5x 9.9x 1.9x 5-Year Avg. 13.3x 12.8x 11.6x 12.2x 1.1x Implied 16.3x Analyst 2021E FFO @ $18.17 Proposal(a) Implied 20.4x Mgmt 2021B FFO @ $18.17 Proposal(a) 30

HIGHLY CONFIDENTIAL 6.2% 7.2% 6.8% - 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 03/28/16 06/27/17 09/26/18 12/26/19 03/26/21 SPG MAC Selected Comparable Companies (a) PROJECT E- 4 Source: Green Street as of 03/26/21. (a) Selected Comparable Companies are SPG and MAC. (b) Reflects Peak’s unit price of $14.47 as of 12/31/20, which represents the last trading date prior to Mountain’s initial offer. (c) On 04/28/20, GSA revised NTM NOI and Asset Values in the mall REIT sector downwards. On 08/27/20, GSA amended its cap rate calculation to be based on stabilized underwriting. Historical averages exclude cap rates between the two periods. HISTORICAL IMPLIED CAP RATES OVER LAST FIVE YEARS Reflects change in GSA Cap Rate Methodology(c) Historical Implied Cap Rate Analysis – Core Retail C CORE RETAIL Selected Comparable SPG MAC Companies (a) Current 6.2% 7.2% 6.7% Unnaffected (b) 7.3% 7.6% 7.5% 1-Year Avg. 6.9% 7.0% 7.0% 3-Year Avg. 6.4% 6.8% 6.6% 5-Year Avg. 6.1% 6.2% 6.1% 31

HIGHLY CONFIDENTIAL

PROJECT E-4 C CORE RETAIL

Selected Retail Asset-Level Transactions

SELECTED MALL TRANSACTIONS (GREATER THAN $75MM IN US; LAST 3 YEARS)

Closing Date	Property Name	State	GSA Grade	SF (000s)	Occ.	Price $MMs	Price $ PSF	Cap Rate	Buyer / Seller
05/22/20	609 Fifth Ave (Retail Condo)	NY	Urban	47	100%	$168	$3,605	5.5%	Reuben Brothers / SL Green
01/31/20	Garden City Center	RI	n/a	531	n/a	181	341	6.5%	CrossHarbor Capital, WS Development / TA Realty, LACERA
12/31/19	Redmond Town Center	WA	A-	386	93%	200	518	7.2%	Harbert Mgmt., Fairbourne / JSH Properties, DRA Advisors
09/13/19	Promenade Shops at Briargate	CO	A-	232	91%	93	402	7.4%	Hines / CalPERS, Miller Capital Advisory
05/07/19	Meadow Glen Mall	MA	n/a	292	100%	86	294	5.3%	DWS Group / Urban Retail Properties, New England Development
04/24/19	Del Sol Boston (Retail Condo)	MA	Urban	62	100%	82	1,330	4.1%	Gazit-Globe / Anglo Irish Bank, Clarendon
01/24/19	One Bellevue Place	TN	n/a	363	n/a	93	256	6.0%	MetLife / Branch, Crosland Southeast, RPAI
01/01/19	El Paseo de Saratoga	CA	n/a	341	100%	147	430	4.8%	Sand Hill Prop Co / Terramar Retail Centers
12/20/18	Waverly	NC	n/a	204	93%	88	431	6.1%	Ascentris / Childress Klein, Crosland Southeast, Matthews Family
08/30/18	Christiana Mall	DE	A+	779	n/a	1,043	1,339	4.5%	CalPERS / Brookfield Property REIT
07/20/18	Ellsworth Place	MD	n/a	348	92%	92	265	7.2%	GBT Realty, Equity Resource, Avante / PRV, Rockwood
06/12/18	Westgate City Center	AZ	n/a	508	89%	133	262	7.1%	YAM Properties / iStar Financial
06/01/18	Streets of Brentwood	CA	n/a	359	92%	86	239	7.0%	Fairbourne Properties / RED Development, DRA Advisors
04/17/18	Silver Spring Square	PA	n/a	342	98%	80	234	7.0%	Wilder Cos / DDR
Min						$80		4.1%	
Mean						184		6.1%	
Median						93		6.3%	
Max						1,043		7.4%	

LAZARD 32

Source: RCA (Real Capital Analytics) as of 03/26/21.

Note: Cap rates are reported by brokers or other sources on single asset and portfolio sales and likely include an allocated management fee. Gold dotted line represents transactions before or after COVID.

HIGHLY CONFIDENTIAL C CORE RETAIL PROJECT E- 4 Precedent Transactions Analysis – Core Retail SELECT PRECEDENT TRANSACTIONS – CORE RETAIL Date Txn Value Consideration NTM Announced Target Acquiror ($Bn) (% Cash / Stock) FFOx 11/15/20 Taubman Centers, Inc. (a) Simon Property Group, Inc. $9.1 100% / - 14.4x 03/26/18 GGP Inc. Brookfield Asset Management Inc. 27.9 61% / 39% 13.5x 09/16/14 Glimcher Realty Trust Washington Prime Group Inc. 4.3 73% / 27% 18.0x Min $4.3 13.5x Mean 13.8 15.3x Median 9.1 14.4x Max 27.9 18.0x Source: FactSet, SNL Financial and company filings as of 03/26/21. Note: Gold dotted line represents transactions before or after COVID. (a) Negotiated revised purchase price for the acquisition originally announced 02/10/20 and committed to pre-COVID (at $9.9Bn value). 33

HIGHLY CONFIDENTIAL CONFIDENTIAL VI Mountain Trading Summary PROJECT E- 4

HIGHLY CONFIDENTIAL $45.67 $18.11 0 2 4 6 8 10 12 14 $5 $15 $25 $35 $45 $55 03/26/16 03/26/17 03/26/18 03/26/19 03/26/20 03/26/21 Mountain Volume Mountain (USD) Peak (USD) PROJECT E- 4 Mountain Unit Price Performance and Total Shareholder Return VI MOUNTAIN TRADING SUMMARY 5-YEAR INDEXED TOTAL SHAREHOLDER RETURN VS. S&P 500 AND ALTERNATIVE ASSET MANAGEMENT SELECTED COMPARABLE COMPANIES Source: FactSet and Green Street as of 03/26/21. 5-YEAR SHARE PRICE / VOLUME TRADING DATA Unit Price (USD) Volume (MM) 103.0% 95.1% 282.0% 272.8% 293.6% 208.0% 389.1% (50%) 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% 03/28/16 06/27/17 09/26/18 12/26/19 03/26/21 Mountain S&P APO BX KKR CG ARES 34

HIGHLY CONFIDENTIAL

PROJECT E-4 VI MOUNTAIN TRADING SUMMARY

Mountain Trading Summary and Analyst Estimates

All $ in Bn, except per share / unit

Trading Summary

	Price 03/26/2021	Consensus Price Target	Implied Return (a)	Market Cap.	TEV	Total Undepreciated Tangible Assets	AUM	EBITDA Margin	Consensus DCE / Unit 2021E	Consensus DCE / Unit 2022E	Consensus Price / DE Multiples 2021E	Consensus Price / DE Multiples 2022E	Consensus 2021E Dividend Yield
Mountain	$45.67	53.79	17.8%	$72	$253	$321	$602	23%	$2.95	$3.21	15.5x	14.2x	1.1%
Blackstone	74.31	73.97	(0.5%)	89	64	318	619	44%	3.22	3.74	23.1x	19.9x	3.7%
KKR	48.47	54.70	12.9%	44	84	231	252	69%	2.57	3.04	18.9x	15.9x	1.2%
Apollo	46.69	55.85	19.6%	21	27	135	455	58%	2.70	3.80	17.3x	12.3x	5.0%
Carlyle	36.79	40.23	9.4%	13	20	16	246	26%	2.25	2.79	16.3x	13.2x	2.8%
Ares	53.90	58.11	7.8%	15	20	87	197	16%	2.30	2.66	23.4x	20.3x	3.5%
Min			**(0.5%)**					**15.8%**			**15.5x**	**12.3x**	**1.1%**
Mean			**11.2%**					**39.4%**			**19.1x**	**16.0x**	**2.9%**
Median			**11.1%**					**34.8%**			**18.1x**	**15.1x**	**3.2%**
Max			**19.6%**					**69.2%**			**23.4x**	**20.3x**	**5.0%**

Current Analyst Estimates

Closing Mountain Class A Share Price on 03/26/2021: $45.67

Broker	Date	Rating	Price Target	Implied Return (a)
TD Securities	02/24/2021	Buy	$ 63.00	38%
Keefe Bruyette & Woods	02/11/2021	Buy	58.00	27%
RBC Capital Markets	02/11/2021	Buy	55.00	20%
CIBC Capital Markets	02/11/2021	Buy	54.00	18%
BMO Capital Markets	02/11/2021	Buy	54.00	18%
Scotiabank GBM	02/11/2021	Buy	53.00	16%
Canaccord Genuity	02/25/2021	Buy	52.00	14%
Deutsche Bank Research	02/17/2021	Hold	43.00	(6%)
Min			**$43.00**	**(6%)**
Mean			**54.00**	**18%**
Median			**54.00**	**18%**
FactSet Consensus Mean (b)			**53.63**	**17%**
Max			**63.00**	**38%**

Source: *FactSet and Selected comparable company filings, as of 03/26/21.*
(a) Implied Return calculated with reference to Mountain's and selected comparable companies' current unit price.
(b) FactSet Consensus Mean includes anonymous estimates.

LAZARD 35

HIGHLY CONFIDENTIAL CONFIDENTIAL VII Preferred Securities Summary PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 VII PREFERRED SECURITIES SUMMARY

Summary of Key E-4 Preferred Terms

ISSUER	• [New LP Issuer], a[n exempted] limited partnership formed under the laws of Bermuda (the "**Issuer**"), which will be a wholly-owned subsidiary of [Peak]	**MATURITY**	• [•], 2081, unless redeemed by the Issuer (i) following a Change of Control Triggering Event, a Delisting Transaction Triggering Event and/or a Change in Tax Law, (ii) at the Issuer's option, on or after [•], 2026 or (iii) prior to [•], 2026 in connection with a Ratings Event
SECURITY	• Class A Cumulative Redeemable Preferred Units, Series 1 (the "**Units**")	**RANKING**	• Junior to all of the Issuer's existing and future senior or subordinated indebtedness with respect to assets available to satisfy claims • Structurally subordinated to all existing and future debt obligations of the Partnership's subsidiaries that are not Guarantors any capital stock of the Partnership's subsidiaries that are not Guarantors held by others
COUPON	• [TBD][(a)]	**DISTRIBUTIONS**	• Rate – [TBD][(a)] • Timing – the last day of [March, June, September and December]
GUARANTORS	• Brookfield Property Partners L.P. (the "**Partnership**"), Brookfield Property L.P., Brookfield BPY Holdings Inc., Brookfield BPY Retail Holdings II Inc., BPY Bermuda Holdings Limited, BPY Bermuda Holdings II Limited, BPY Bermuda Holdings IV Limited, BPY Bermuda Holdings V Limited and BPY Bermuda Holdings VI Limited (collectively with the Partnership, the "**Guarantors**")	**VOTING RIGHTS**	• None except as defined below • Issuer may not adopt an amendment to its partnership agreement that has a MAE on the Units unless such amendment is approved by an affirmative vote of at least 66.67% of votes cast at a meeting of holders of the Units where at least 33.33% of holders of the Units are present or represented by proxy
GUARANTEES[(b)]	• The Guarantors will irrevocably and unconditionally guarantee in full, on a joint and several basis (each, a "**Guarantee**"), the payment of (the "**Unit Guaranteed Obligations**"): – All accumulated and unpaid distributions that have been declared – The applicable redemption price, plus all accrued and unpaid distributions to the date of redemption – $25.00 per Unit liquidation preference / par value – Upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, the aggregate of the liquidation preference and all accrued and unpaid distributions on the Units, whether or not declared, without regard to whether the Issuer has sufficient assets to make full payment as required on liquidation	**OPTIONAL REDEMPTION BY ISSUER**	• On or after [•], 2026; at par (in whole or in part) • Upon a "Ratings Event"; at 102% of par (in whole) – *Defined as a change by any nationally recognized statistical rating organization to the equity credit criteria, such as any shortening of length of time for current criteria to remain in effect or lower Equity Credit[(c)], for securities such as the Units* • Upon a "Change of Control Triggering Event"; at par (in whole)[(d)] – *If no redemption notice within 60 days of such event, annual distribution rate will increase by [5.00]% beginning on day 61* • Upon a "Delisting Transaction Triggering Event"; at par (in whole) – *If no redemption notice within 60 days of such event, annual distribution rate will increase by [5.00]% beginning on day 61* – *If Units subsequently relisted then rate resets to original rate* • Upon a "Change in Tax Law"; at par (in whole)
SIZING	• Initial Sizing – up to $[500,000,000] ([20,000,000] Units) • Additional Units – up to $[500,000,000] ([20,000,000] Units)	**LISTING**	• Issuer will apply to list the Units on the NASDAQ and the TSX
LIQUIDATION PREFERENCE	• $25.00 per Unit	**ANTICIPATED RATING[(e)]**	• [BB+ (S&P)]

Source: *Torys draft of Peak E-4 Preferred Units Term Sheet dated 03/26/21.*
(a) Par value security with coupon to be set when Circular is distributed and based on the then trading yield of existing Peak preferred securities.
(b) NTD: this draft assumes the Peak guarantee of the prefs will rank on parity with the Peak outstanding public prefs. To be confirmed.
(c) "Equity Credit" for the purposes of the Units means the dollar amount or percentage in relation to the stated liquidation preference amount of $25.00 per Unit assigned to the Units as equity, rather than debt, by a rating agency in evaluating the capital structure of an entity.
(d) NTD: to be confirmed whether necessary to add change of control provisions—BIP/BEP preferred units do not have these (although the other series of Peak preferred units do).
(e) NTD: to be confirmed whether preferred units will receive a rating.

LAZARD 36

HIGHLY CONFIDENTIAL VII PREFERRED SECURITIES SUMMARY PROJECT E- 4 Peak Public Preferred Securities SUMMARY OF PREFERRED SECURITIES Source: FactSet, SNL Financial, Bloomberg and company filings as of 03/26/21. Note: Peak security market values are as of 4Q Supplemental. Peak coupon values are implied based on 12/30/20 benchmarking values. Peak net debt includes capital securities. SUMMARY OF LEVERAGE LEVELS BY VALUATION METHOD Bolded values indicate non-perpetual preferred securities 70.2% 70.1% 75.7% 72.3% 68.7% 62.7% 74.1% 74.1% 80.0% 76.4% 72.6% 66.2% 50.0% 60.0% 70.0% 80.0% 90.0% Market Implied Offer Price SOTP - Low SOTP - Mid SOTP - High IFRS Net Debt Net Debt / Pref % Includes Peak Securities where trading prices are available $ Amt. Liquidation Oustanding Market Price Ticker Security Name S&P Rating Coupon Preference at Par Yield (% of par) BPY BPY PF 6.5% BB+ 6.500% $25.00 $184.00 6.45% $99.80 BPY BPY PFD 6.375% n/a 6.375% 25.00 250.00 6.35% 99.32 BPY BPY PFD A SER 3 n/a 5.750% 25.00 287.50 6.10% 93.20 BPY BOP Class AAA Series N n/a 3.780% 19.87 218.58 5.78% 64.43 BPY BOP Class AAA Series P n/a 4.160% 19.87 238.45 5.00% 82.14 BPY BOP Class AAA Series R n/a 4.160% 19.87 176.52 5.67% 72.36 BPY BOP Class AAA Series T n/a 5.380% 19.87 198.71 6.81% 78.00 BPY BOP Class AAA Series V n/a 2.275% 19.87 25.65 5.69% 39.00 BPY BOP Class AAA Series W n/a 2.275% 19.87 37.45 4.48% 49.83 BPY BOP Class AAA Series Y n/a 2.275% 19.87 24.70 5.63% 39.40 BPY BOP Class AAA Series AA n/a 4.710% 19.87 238.45 6.30% 73.80 BPY BOP Class AAA Series CC n/a 6.000% 19.87 158.97 6.03% 98.56 BPY BOP Class AAA Series EE n/a 5.100% 19.87 218.58 5.64% 89.40 BPY BOP Class AAA Series GG n/a 4.850% 19.87 218.58 5.68% 84.40 BPY BOP Class AAA Series II n/a 4.850% 19.87 218.58 5.79% 82.80 BPY BPYU Series A n/a 6.375% 25.00 250.00 6.45% 97.80 37

HIGHLY CONFIDENTIAL

PROJECT E-4 VII PREFERRED SECURITIES SUMMARY

Public Preferred Securities Benchmarking

Includes preferred securities of REITs with a TEV > $5Bn where trading prices are available

SUMMARY OF PREFERRED SECURITIES

Ticker	Security Name	S&P Rating	Coupon	Liquidation Preference	Mrkt. Value of Amt. Outstanding	Yield	Market Price (% of par)	Net Debt / TEV	Net Debt + Pref / TEV
AMH	AMERICAN HOMES 4 RENT PFCV D 6.5%	BB	6.500%	$25.00	268.75	6.43%	$100.08	16.1%	21.8%
AMH	AMERICAN HOMES 4 RENT PFCV E 6.35%	BB	6.350%	25.00	230.00	6.26%	100.49	16.1%	21.8%
AMH	AMERICAN HOMES 4 RENT PFD 5.875%	BB	5.875%	25.00	155.00	5.72%	101.68	16.1%	21.8%
AMH	AMERICAN HOMES 4 RENT PFD G 5.875%	BB	5.875%	25.00	115.00	5.69%	102.28	16.1%	21.8%
BXP	BOSTON PROPERTIES INC PFD 5.25%49	BBB	5.250%	25.00	115.00	5.22%	99.64	37.1%	37.9%
CLNY	COLONY CAPITAL INC PFD G 7.5%	n/a	7.500%	25.00	86.25	7.39%	100.48	49.7%	57.2%
CLNY	COLONY CAPITAL INC PFD H 7.125%	n/a	7.125%	25.00	287.50	7.15%	98.72	49.7%	57.2%
CLNY	COLONY CAPITAL INC PFD I 7.15%	n/a	7.150%	25.00	345.00	7.12%	99.48	49.7%	57.2%
CLNY	COLONY CAPITAL INC PFD J 7.125%	n/a	7.125%	25.00	315.00	7.14%	98.84	49.7%	57.2%
DLR	DIGITAL REALTY TRUST PFCV J 5.25%	BB+	5.250%	25.00	200.00	4.94%	105.20	25.4%	27.2%
DLR	DIGITAL REALTY TRUST PFCV C 6.625%	BB+	6.625%	25.00	201.25	6.53%	100.48	25.4%	27.2%
DLR	DIGITAL REALTY TRUST PFD K 5.85%	BB+	5.850%	25.00	210.00	5.32%	108.96	25.4%	27.2%
DLR	DIGITAL REALTY TRUST IN PF 5.2%	n/a	5.200%	25.00	345.00	4.91%	104.84	25.4%	27.2%
EPR	EPR PROPERTIES PFCV 9%49	BB	9.000%	25.00	86.18	6.54%	136.60	40.6%	46.8%
EPR	EPR PROPERTIES PFD C 5.75%49	BB	5.750%	25.00	134.85	5.68%	100.32	40.6%	46.8%
EPR	EPR PROPERTIES PFD 5.75%	BB	5.750%	25.00	150.00	5.70%	99.96	40.6%	46.8%
HIW	HIGHWOODS PROPERTIES PFD A 8.625%	BB+	8.625%	1,000.00	28.83	7.04%	121.50	31.1%	31.7%
KIM	KIMCO REALTY CORP PFD 5.125%	BBB-	5.125%	25.00	225.00	4.85%	104.76	38.3%	42.2%
KIM	KIMCO REALTY CORP PF 5.25%	BBB-	5.250%	25.00	264.50	4.92%	105.80	38.3%	42.2%
MAA	MID AMER APT CMNTYS CUM REDM PFD I	BBB-	8.500%	50.00	43.39	6.61%	127.50	20.4%	20.7%
NNN	NATIONAL RETAIL PPTY DEP 1/100 5.20	n/a	5.200%	25.00	345.00	5.11%	100.84	27.3%	30.4%
PEB	PEBBLEBROOK HOTEL TRUST PFCV C 6.5%	n/a	6.500%	25.00	125.00	6.53%	98.56	38.6%	46.7%
PEB	PEBBLEBROOK HOTEL TRUST PFCV D 6.37%	n/a	6.375%	25.00	125.00	6.49%	97.20	38.6%	46.7%
PEB	PEBBLEBROOK HOTEL TRUST PFD 6.37%	n/a	6.375%	25.00	110.00	6.53%	96.60	38.6%	46.7%
PEB	PEBBLEBROOK HOTEL TRUST PFD 6.3%	n/a	6.300%	25.00	150.00	6.51%	95.80	38.6%	46.7%
PLD	PROLOGIS INC PFD Q 8.54%	BBB	8.540%	50.00	63.95	5.87%	144.40	18.4%	18.5%
PSB	PS BUSINESS PARKS INC PF 5.2%	BBB	5.200%	25.00	189.75	5.05%	102.04	(1.1%)	14.3%
PSB	PS BUSINESS PARKS DEP PFD X 5.25%	BBB	5.250%	25.00	230.00	5.04%	103.20	(1.1%)	14.3%
PSB	PS BUSINESS PARKS INC PF 5.2%	n/a	5.200%	25.00	200.00	4.97%	103.60	(1.1%)	14.3%
PSB	PS BUSINESS PARKS INC PF 4.875%	n/a	4.875%	25.00	325.00	4.63%	104.40	(1.1%)	14.3%
PSA	PUBLIC STORAGE PF 5.125%	BBB+	5.125%	25.00	200.00	5.06%	100.38	5.7%	13.6%
PSA	PUBLIC STORAGE PFD D 4.95%	BBB+	4.950%	25.00	325.00	4.89%	100.16	5.7%	13.6%
PSA	PUBLIC STORAGE PF 4.9%	BBB+	4.900%	25.00	350.00	4.74%	102.44	5.7%	13.6%
PSA	PUBLIC STORAGE CUM PFD 5.15%	BBB+	5.150%	25.00	280.00	4.94%	103.26	5.7%	13.6%
PSA	PUBLIC STORAGE PF 5.05%	BBB+	5.050%	25.00	300.00	4.83%	103.52	5.7%	13.6%
PSA	PUBLIC STORAGE PFD 5.6%	BBB+	5.600%	25.00	285.00	5.07%	109.48	5.7%	13.6%
PSA	PUBLIC STORAGE PFD 4.875%	n/a	4.875%	25.00	316.25	4.56%	105.98	5.7%	13.6%
PSA	PUBLIC STORAGE PF 4.7%	n/a	4.700%	25.00	258.75	4.41%	105.48	5.7%	13.6%
PSA	PUBLIC STORAGE DEP PFD K 4.75%	n/a	4.750%	25.00	230.00	4.38%	107.48	5.7%	13.6%
PSA	PUBLIC STORAGE PFD 4.625%	n/a	4.625%	25.00	565.00	4.35%	105.40	5.7%	13.6%
PSA	PUBLIC STORAGE PFD 4.125%	n/a	4.125%	25.00	230.00	4.05%	100.88	5.7%	13.6%
PSA	PUBLIC STORAGE PF 3.875%	n/a	3.875%	25.00	282.50	3.88%	98.84	5.7%	13.6%

Bolded values indicate non-perpetual preferred securities

Source: FactSet, SNL Financial, Bloomberg and company filings as of 03/26/21.
Note: Company Data based on consolidated values per FactSet and SNL

LAZARD 38

HIGHLY CONFIDENTIAL

PROJECT E-4 VII PREFERRED SECURITIES SUMMARY

Public Preferred Securities Benchmarking

Includes preferred securities of REITs with a TEV > $5Bn where trading prices are available

SUMMARY OF PREFERRED SECURITIES

Ticker	Security Name	S&P Rating	Coupon	Liquidation Preference	Mrkt. Value of Amt. Outstanding	Yield	Market Price (% of par)	Net Debt / TEV	Net Debt + Pref / TEV
QTS	QTS REALTY TRUST INC PFD A 7.125%	B-	7.125%	$25.00	$107.00	6.44%	$109.68	26.8%	34.9%
QTS	QTS REALTY TRUST INC PFCV 6.5%	B-	6.500%	100.00	316.25	4.64%	139.15	26.8%	34.9%
REXR	REXFORD INDUSTRIAL REA PFD A 5.875%	n/a	5.875%	25.00	90.00	5.83%	99.82	12.3%	16.1%
REXR	REXFORD INDUSTRIAL REA PFD B 5.875%	n/a	5.875%	25.00	75.00	5.68%	102.37	12.3%	16.1%
SPG	**SIMON PROPERTY GROUP PFD J 8.375%**	BBB+	8.375%	50.00	45.32	5.99%	138.80	43.8%	43.9%
SLG	SL GREEN REALTY PFD 6.5%49	BB	6.500%	25.00	230.00	6.30%	102.18	70.8%	77.6%
SRC	SPIRIT REALTY CAPITAL INC PFD A 6%	BB+	6.000%	25.00	8.54	5.71%	104.14	38.5%	40.7%
STAG	STAG INDUSTRIAL INC PFCV C 6.875%	n/a	6.875%	25.00	5.00	6.88%	98.94	23.1%	24.1%
VER	VEREIT INC PFD F 6.7%	n/a	6.700%	25.00	26.93	6.59%	100.68	40.9%	44.0%
VNO	VORNADO RLTY TR PFD L 5.4%	BB+	5.400%	25.00	0.00	5.36%	99.80	41.9%	51.4%
VNO	VORNADO REALTY TRUST PFCV SER A	n/a	6.500%	50.00	0.00	3.61%	179.00	41.9%	51.4%
VNO	VORNADO RLTY TR PFD K 5.7%	BB+	5.700%	25.00	0.00	5.65%	99.88	41.9%	51.4%
VNO	**VORNADO REALTY TRUST PFD M 5.25%**	BB+	5.250%	25.00	0.00	5.19%	100.16	41.9%	51.4%
VNO	**VORNADO REALTY TRUST PF 5.25%**	n/a	5.250%	25.00	300.00	5.22%	99.52	41.9%	51.4%

Summary Data for Net Debt + Pref / TEV's <25%

	Coupon	Yield	Market Price (% of par)	Net Debt / TEV	Net Debt + Pref / TEV
Min	3.875%	3.88%	$98.84	(1.1%)	13.6%
Mean	5.485%	5.12%	105.63	8.0%	15.8%
Median	5.175%	5.00%	102.82	5.7%	13.9%
Max	8.540%	6.61%	144.40	20.4%	21.8%

Summary Data for Net Debt + Pref / TEV's between 25% - 50%

	Coupon	Yield	Market Price (% of par)	Net Debt / TEV	Net Debt + Pref / TEV
Min	5.000%	4.64%	$95.80	23.1%	24.1%
Mean	6.304%	5.82%	107.47	33.9%	38.0%
Median	6.300%	5.71%	103.46	38.3%	40.7%
Max	9.000%	7.04%	139.15	43.8%	46.8%

Summary Data for Net Debt + Pref / TEV's >50%

	Coupon	Yield	Market Price (% of par)	Net Debt / TEV	Net Debt + Pref / TEV
Min	5.250%	3.61%	$98.72	41.9%	51.4%
Mean	6.350%	6.01%	107.81	47.9%	56.4%
Median	6.500%	5.97%	99.84	45.8%	54.3%
Max	7.500%	7.39%	179.00	70.8%	77.6%

Bolded values indicate non-perpetual preferred securities

Source: FactSet, SNL Financial, Bloomberg and company filings as of 03/26/21.
Note: Company Data based on consolidated values per FactSet and SNL

LAZARD 39

HIGHLY CONFIDENTIAL CONFIDENTIAL Appendix PROJECT E- 4

HIGHLY CONFIDENTIAL

PROJECT E-4 APPENDIX

Fee Income and G&A Selected Comparable Company Benchmarking

FEE INCOME AND G&A SELECTED COMPARABLE COMPANY BENCHMARKING

Company	Annualized G&A	Annualized Fee Income	Total Assets	TEV	(G&A less: Fee Income) / Total Assets	(G&A less: Fee Income) / TEV	Fee Income % of G&A
BXP	(119,048)	37,460	22,858,190	$32,175,947	(0.4%)	(0.3%)	31.5%
SLG	(94,408)	8,800	12,324,039	10,435,847	(0.7%)	(0.8%)	9.3%
DEI	(39,736)	892	9,250,825	12,365,150	(0.4%)	(0.3%)	2.2%
JBGS	(157,172)	107,948	6,277,324	6,427,941	(0.8%)	(0.8%)	68.7%
HPP	(95,756)	4,296	8,350,202	8,417,901	(1.1%)	(1.1%)	4.5%
PGRE	(64,424)	25,512	8,554,097	6,244,880	(0.5%)	(0.6%)	39.6%
VNO	(245,016)	150,068	16,221,822	17,237,947	(0.6%)	(0.6%)	61.2%
GPOR	(35,582)	2,207	3,500,283	3,017,403	(1.0%)	(1.1%)	6.2%
AP-UT	(17,290)	293	7,472,194	6,450,356	(0.2%)	(0.3%)	1.7%
D.UT	(4,845)	2,051	2,296,224	1,869,631	(0.1%)	(0.1%)	42.3%
DLN	(47,167)	4,137	7,896,047	6,482,035	(0.5%)	(0.7%)	8.8%
SPG	(186,460)	101,344	34,786,846	69,363,872	(0.2%)	(0.1%)	54.4%
MAC	(132,540)	22,588	9,184,005	7,872,228	(1.2%)	(1.4%)	17.0%
Medians			**8,554,097**	**7,872,228**	**(0.5%)**	**(0.6%)**	**17.0%**
Office Comps Median			**8,350,202.0**	**6,482,035**	**(0.5%)**	**(0.6%)**	**9.3%**
Retail Comps Median			**21,985,425.5**	**38,618,050**	**(0.7%)**	**(0.8%)**	**35.7%**
BPY (20A)	**(738,000)**	**226,000**	**83,473,174**	**83,624,550**	**(0.6%)**	**(0.6%)**	**30.6%**

Source: *Peak filings, Selected comparable company filings, FactSet, Wall Street research and SNL Financial as of 03/26/21.*
Note: Company Data based on consolidated values per FactSet and SNL

LAZARD 40

HIGHLY CONFIDENTIAL SPG MAC Average Current 11.7x 5.8x 8.8x Unaffected 8.9x 4.6x 6.8x 1-year 7.5x 3.8x 5.7x 3-year 11.2x 8.5x 9.9x 5-year 12.8x 11.6x 12.2x Min 3.6x 1.6x 2.6x Mean 12.9x 11.6x 12.2x Median 13.4x 13.2x 13.4x Max 20.0x 20.9x 20.5x BPY-US BXP VNO KRC DEI SLG HPP PGRE JBGS AP.UT-CA DXS-AU D.UT-CA Average Current 15.7x 15.9x 16.8x 16.4x 17.8x 10.9x 14.4x 11.9x 23.7x 17.5x 14.6x 13.0x 15.7x Unaffected 11.9x 14.0x 13.7x 13.8x 15.4x 9.1x 12.6x 10.8x 21.4x 16.3x 14.3x 12.2x 14.0x 1-year 10.7x 12.9x 12.9x 14.4x 14.3x 7.9x 12.0x 9.2x 20.1x 16.7x 13.8x 12.5x 13.3x 3-year 11.7x 16.5x 15.8x 17.8x 17.1x 11.2x 14.8x 12.7x 25.0x 19.3x 15.9x 14.4x 16.3x 5-year 13.3x 18.0x 16.9x 18.5x 18.0x 12.8x 15.6x 14.8x 25.0x 18.2x 15.5x 12.5x 16.6x Min 4.8x 10.2x 9.0x 11.5x 10.8x 5.4x 7.7x 6.4x 14.1x 13.2x 11.7x 6.6x 10.0x Mean 13.3x 18.0x 16.9x 18.5x 18.0x 12.8x 15.6x 14.8x 25.0x 18.2x 15.5x 12.5x 16.6x Median 12.9x 18.8x 17.6x 19.5x 18.8x 13.5x 16.3x 15.1x 23.3x 17.9x 15.0x 13.0x 17.0x Max 17.9x 23.0x 20.5x 21.7x 21.2x 17.4x 18.4x 20.9x 37.2x 25.0x 20.0x 22.1x 19.4x PROJECT E- 4 CORE OFFICE SELECTED COMPARABLE COMPANY NTM FFO TRADING DATA Additional Data - Historical NTM FFO Multiples APPENDIX Source: FactSet as of 03/26/21. CORE RETAIL SELECTED COMPARABLE COMPANY NTM FFO TRADING DATA 41

HIGHLY CONFIDENTIAL

PROJECT E-4 APPENDIX

NTM (2021B) Recurring Run-Rate FFO Build – Core Office and Core Retail

NTM Recurring FFO Build – Core Office

Run Rate Core Office FFO Adjustment - SOTP FFOx	2021B	Notes
Business Plan Core Office FFO	671	
Less: Condo Sale Proceeds	(87)	Proceeds from forecasted condo sales removed from recurring FFO
Business Plan Recurring Core Office FFO	**584**	
Add: Incremental SS NOI	21	True-up to full year NOI for 2021 interim-year disposals
Less: Incremental Interest Expense For Full-Year	(11)	True-up to full year asset-level debt interest expense for 2021 interim-year disposals
Less: Allocated Corporate G&A	(87)	Corporate G&A allocated by % of GAV by segment
Adj. Recurring Core Office FFO for SOTP FFOx	**508**	

NTM Recurring FFO Build – Core Retail

Run Rate Core Retail FFO Adjustment - SOTP FFOx	2021B	Notes
Business Plan Core Retail FFO	484	
Add: Incremental SS NOI (Incl. Q-Co)	140	True-up to full year NOI for 2021 interim-year disposals (incl. Q-Co)
Less: Incremental Interest Expense For Full-Year (Incl. Q-Co)	(38)	True-up to full year asset-level debt interest expense for 2021 interim-year disposals (incl. Q-Co)
Less: Allocated Corporate G&A	(81)	Corporate G&A allocated by % of GAV by segment
Adj. Recurring Core Retail FFO for SOTP FFOx	**505**	

LAZARD 42

Source: Peak 5-year business plan, Peak filings.